                                                                     EXHIBIT 4.1
                                                                     -----------

================================================================================


                              SILICON GAMING, INC.

                           _________________________

                         SECURITIES PURCHASE AGREEMENT
                           _________________________


                                   300 UNITS

                               EACH CONSISTING OF

                     $100,000 AGGREGATE PRINCIPAL AMOUNT OF
                             SENIOR DISCOUNT NOTES
                             DUE SEPTEMBER 30, 2002

                                      AND

                    1,250 WARRANTS TO PURCHASE COMMON STOCK,
                           PAR VALUE $.001 PER SHARE,

                                       OF

                              SILICON GAMING, INC.



                         DATED AS OF SEPTEMBER 30, 1997


================================================================================

                               TABLE OF CONTENTS

SECTION                                                                            PAGE
                                                                                   ----
ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS.......................................     1

   1.1  Definitions...............................................................     1
        -----------
   1.2  Accounting Terms..........................................................    22
        ----------------

ARTICLE II  PURCHASE AND SALE OF UNITS............................................    22

   2.1   Issuance of Units........................................................    22
         -----------------
   2.2   Sale and Purchase of Units...............................................    23
         --------------------------
   2.3   Closing of Sale of Units.................................................    23
         ------------------------

ARTICLE III  CONDITIONS TO CLOSING................................................    23

   3.1   Conditions Precedent to Obligations of the Purchaser on the Closing Date.    23
         -------------------------------------------------------------------------
   3.2   Conditions Precedent to Obligations of the Company on the Closing Date...    26
         ----------------------------------------------------------------------

ARTICLE IV  REPRESENTATIONS AND WARRANTIES, ETC. .................................    27

   4.1   Organization and Qualification; Authority................................    27
         -----------------------------------------
   4.2   Subsidiaries.............................................................    27
         ------------
   4.3   Licenses.................................................................    28
         --------
   4.4   Corporate and Governmental Authorization; Contravention..................    28
         -------------------------------------------------------
   4.5   Validity and Binding Effect..............................................    28
         ---------------------------
   4.6   Capitalization...........................................................    29
         --------------
   4.7   Litigation; Defaults.....................................................    29
         --------------------
   4.8   Outstanding Debt.........................................................    29
         ----------------
   4.9   No Material Adverse Change...............................................    30
         --------------------------
   4.10  Employee Programs........................................................    30
         -----------------
   4.11  Private Offering.........................................................    32
         ----------------
   4.12  Broker's or Finder's Commissions.........................................    32
         --------------------------------
   4.13  Disclosure...............................................................    33
         ----------
   4.14  Foreign Assets Control Regulation, Etc...................................    33
         ---------------------------------------
   4.15  Federal Reserve Regulations and Other Matters............................    33
         ---------------------------------------------
   4.16  Investment Company Act...................................................    33
         ----------------------
   4.17  Public Utility Holding Company Act.......................................    34
         ----------------------------------
   4.18  Interstate Commerce Act..................................................    34
         -----------------------
   4.19  Environmental Regulation, Etc............................................    34
         ------------------------------
   4.20  Properties and Assets....................................................    35
         ---------------------
   4.21  Insurance................................................................    35
         ---------
   4.22  Employment Practices.....................................................    36
         --------------------
   4.23  Financial Statements.....................................................    36
         --------------------
   4.24  Intellectual Property....................................................    36
         ---------------------

                                      (i)

SECTION                                                                             PAGE
                                                                                    ----
   4.25  Taxes....................................................................    38
         -----
   4.26  Transactions with Affiliates.............................................    38
         ----------------------------
   4.27  Limitation on Subsidiary Payment Restrictions............................    39
         ---------------------------------------------
   4.28  No Other Business........................................................    39
         -----------------

ARTICLE V  PURCHASE FOR INVESTMENT; SOURCE OF FUNDS...............................    39

   5.1   Purchase for Investment..................................................    39
         -----------------------
   5.2   Authority................................................................    39
         ---------
   5.3   Broker's or Finder's Commissions.........................................    39
         --------------------------------
   5.4   Acknowledgment of Gaming Restrictions....................................    40
         -------------------------------------

ARTICLE VI  REDEMPTIONS AND OFFERS TO PURCHASE....................................    40

   6.1   Notice of Redemption.....................................................    40
         --------------------
   6.2   Selection of Senior Discount Notes to be Redeemed or Purchased...........    40
         --------------------------------------------------------------
   6.3   Effect of Notice of Redemption...........................................    41
         ------------------------------
   6.4   Payment of Redemption Price..............................................    41
         ---------------------------
   6.5   Senior Discount Notes Redeemed in Part...................................    41
         --------------------------------------
   6.6   Optional and Mandatory Redemption........................................    41
         ---------------------------------
   6.7   Mandatory Offers.........................................................    43
         ----------------

ARTICLE VII  COVENANTS............................................................    44

   7.1   Payment of Senior Discount Notes.........................................    44
         --------------------------------
   7.2   Reports..................................................................    45
         -------
   7.3   Compliance Certificate...................................................    45
         ----------------------
   7.4   Stay, Extension and Usury Laws...........................................    46
         ------------------------------
   7.5   Limitation on Restricted Payments........................................    47
         ---------------------------------
   7.6   Corporate Existence......................................................    47
         -------------------
   7.7   Limitation on Indebtedness...............................................    48
         --------------------------
   7.8   Limitation on Transactions with Affiliates...............................    50
         ------------------------------------------
   7.9   Limitation on Liens......................................................    51
         -------------------
   7.10  Payment of Taxes and Other Claims........................................    51
         ---------------------------------
   7.11  Restrictions Against Limitations on Upstream Payments....................    52
         -----------------------------------------------------
   7.12  Change of Control........................................................    52
         -----------------
   7.13  Redemption from the Proceeds of Securities Sales and Mezzanine Debt
         -------------------------------------------------------------------
         Financings...............................................................    52
         ----------
   7.14  Maintenance of Properties................................................    53
         -------------------------
   7.15  Maintenance of Insurance.................................................    53
         ------------------------
   7.16  Compliance with Laws.....................................................    53
         --------------------
   7.17  Limitation on Issuances and Dispositions of Capital Stock of Subsidiaries    54
         -------------------------------------------------------------------------
   7.18  Limitation on Sale of Assets.............................................    54
         ----------------------------

ARTICLE VIII  SUCCESSORS..........................................................    56

                                      (ii)

SECTION                                                                             PAGE
                                                                                    ----
   8.1   Merger or Consolidation..................................................    56
         -----------------------
   8.2   Surviving Person Substituted.............................................    57
         ----------------------------

ARTICLE IX  DEFAULTS AND REMEDIES.................................................    57

   9.1   Events of Default........................................................    57
         -----------------
   9.2   Acceleration.............................................................    58
         ------------
   9.3   Other Remedies...........................................................    59
         --------------
   9.4   Waiver of Past Defaults..................................................    59
         -----------------------
   9.5   Control by a Majority....................................................    59
         ---------------------
   9.6   Rights of Holders to Receive Payment.....................................    59
         ------------------------------------
   9.7   Holders May File Proofs of Claim.........................................    60
         --------------------------------
   9.8   Undertaking for Costs....................................................    60
         ---------------------

ARTICLE X  AMENDMENTS.............................................................    60

  10.1   Amendments and Supplements Permitted Without Consent of Holders..........    60
         ---------------------------------------------------------------
  10.2   Amendments and Supplements Requiring Consent of Holders; Other Consents..    60
         -----------------------------------------------------------------------
  10.3   Revocation and Effect of Consents........................................    61
         ---------------------------------
  10.4   Notation on or Exchange of Senior Discount Notes.........................    62
         ------------------------------------------------
  10.5   Board Approval...........................................................    62
         --------------

ARTICLE XI  THE SENIOR DISCOUNT NOTES.............................................    62

  11.1   Form and Dating..........................................................    62
         ---------------
  11.2   Execution and Authentication.............................................    62
         ----------------------------
  11.3   Transfer and Exchange....................................................    63
         ---------------------
  11.4   Replacement Senior Discount Notes........................................    63
         ---------------------------------
  11.5   Outstanding Senior Discount Notes........................................    63
         ---------------------------------
  11.6   Treasury Senior Discount Notes...........................................    64
         ------------------------------
  11.7   Temporary Senior Discount Notes..........................................    64
         -------------------------------
  11.8   Cancellation.............................................................    64
         ------------
  11.9   Defaulted Interest.......................................................    64
         ------------------
  11.10  Record Date..............................................................    65
         -----------
  11.11  CUSIP Number.............................................................    65
         ------------
  11.12  Restrictive Legends......................................................    65
         -------------------
  11.13  Notice of Transfer; Opinions of Counsel..................................    66
         ---------------------------------------
  11.14  Security.................................................................    67
         --------

ARTICLE XII  INDEMNIFICATION......................................................    69

  12.1   Indemnification; Expenses, Etc...........................................    69
         -------------------------------

ARTICLE XIII  MISCELLANEOUS.......................................................    71

  13.1   Survival of Representations and Warranties; Severability.................    71
         --------------------------------------------------------

                                      (iii)

SECTION                                                                             PAGE
                                                                                    ----
  13.2   Notices, Etc.............................................................    71
         -------------
  13.3   Successors and Assigns...................................................    73
         ----------------------
  13.4   Descriptive Headings.....................................................    73
         --------------------
  13.5   Satisfaction Requirement.................................................    73
         ------------------------
  13.6   Governing Law............................................................    73
         -------------
  13.7   Service of Process.......................................................    73
         ------------------
  13.8   Counterparts.............................................................    74
         ------------
  13.9   Disclosure to Other Persons..............................................    74
         ---------------------------
  13.10  No Adverse Interpretation of Other Agreements............................    74
         ---------------------------------------------
  13.11  Waiver of Jury Trial.....................................................    74
         --------------------
  13.12  Merger...................................................................    75
         ------
  13.13  Expenses.................................................................    75
         --------
  13.14  Cooperation with Gaming Authorities......................................    76
         -----------------------------------
  13.15  Gaming Laws; Requisite Gaming Approvals..................................    76
         ---------------------------------------
  13.16  Nevada Gaming Collateral.................................................    77
         ------------------------
  13.17  Assistance with Gaming Approvals.........................................    77
         --------------------------------

                                     (iv)

                                   SCHEDULES

Schedule 4.1     --  Qualified Jurisdictions
Schedule 4.2     --  Subsidiaries
Schedule 4.4     --  Approvals
Schedule 4.6     --  Agreements Affecting Securities
Schedule 4.7     --  Litigation; Defaults
Schedule 4.8     --  Debt and Other Liabilities
Schedule 4.9     --  Material Developments
Schedule 4.10    --  ERISA
Schedule 4.19    --  Environmental
Schedule 4.20    --  Liens
Schedule 4.21    --  Insurance
Schedule 4.22    --  Employment Matters
Schedule 4.24    --  Intellectual Property
Schedule 4.25    --  Taxes
Schedule 4.26    --  Transactions with Affiliates
Schedule 4.27    --  Subsidiary Payment Restrictions

                                    EXHIBITS

Exhibit A        --  Form of Senior Discount Note
Exhibit B        --  Form of Opinion of Gray Cary Ware & Freidenrich
Exhibit C        --  Form of Registration Rights Agreement
Exhibit D        --  Form of Warrant Agreement

                                      (v)

                              SILICON GAMING, INC.


     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of September 30, 1997, is entered into by and between Silicon Gaming, Inc., a California corporation (the "Company"), and the purchaser listed on the signature page hereto (the "Purchaser"). Unless otherwise defined, capitalized terms used in this Agreement are defined in Article I; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to a "section" or a "subdivision" are, unless otherwise specified, to a section or a subdivision of this Agreement.

     The Company, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agrees with the Purchaser as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     1.1  Definitions.  In addition to any terms defined elsewhere in this
          -----------
Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

     "Additional Interest" has the meaning ascribed thereto in Section 11.14(f) hereof.

     "Accreted Value" means, with respect to any Senior Discount Note and as of any date before September 30, 2002, the sum of (a) the issue price of such Senior Discount Note (which shall be equal to $730.58 per $1,000 principal amount at maturity of the Senior Discount Notes) and (b) the amount which has accreted at such time calculated by applying an accretion rate of 16.64% per annum to such issue price, compounding semi-annually on March 31 and September 30 of each year, from the date of issuance of the Senior Discount Notes to the date as of which the Accreted Value is being determined, in proportion to the number of days elapsed (if calculated on any date other than March 31 or September 30 of any year) and based on an annual period of twelve 30-day months. As of the dates set forth below, each Senior Discount Note will have the Accreted Value per $1,000 principal amount at maturity appearing opposite such dates:

     Semi-annual Accretion Date    Accreted Value
     --------------------------    --------------
     Issue Date                       730.58
     March 31, 1998                   791.37
     September 30, 1998               857.21
     March 31, 1999                   897.29
     September 30, 1999               909.45
     March 31, 2000                   922.62

     September 30, 2000               936.89
     March 31, 2001                   952.34
     September 30, 2001               962.90
     March 31, 2002                   980.52
     September 30, 2002             1,000.00

     "Acquired Indebtedness" means, with respect to any specified Person, (a) Indebtedness of an Acquired Person existing at the time of such acquisition, including Indebtedness issued in connection with, or in contemplation of, such acquisition, and (b) Indebtedness incurred by such Person or its Subsidiaries
(i) the proceeds of which have been used to finance an Investment in a Related Business, and (ii) which is secured by a Lien solely on the assets or Property constituting such an Investment in a Related Business.

     "Acquired Person" means, with respect to any specified Person, any other Person acquired by such specified Person, whether by purchase, merger, consolidation, other business combination or otherwise.

     "Affiliate" means, with respect to any specified Person, any other Person
(a) directly or indirectly controlling (including, but not limited to, all directors and executive officers of such Person), controlled by or under direct or indirect common control with such specified Person, or (b) that directly or indirectly owns more than 10% of the voting securities of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Affiliate Transaction" has the meaning ascribed thereto in Section 7.8 hereof.

     "Agreement" means this Agreement, as amended, modified or supplemented from time to time, together with any exhibits, schedules or other attachments thereto.

     "Approvals" means each and every approval, consent, filing or registration by, or with any Governmental Body, or any creditor or shareholder of the Company, necessary (a) to authorize or permit the execution, delivery or performance by the Company of the Transaction Documents, and (b) for the validity or enforceability of any of such Transaction Documents against the Company.

     "Asset Disposition" means any sale, lease, transfer, conveyance or other disposition (in one or series of related transactions), including any such disposition by means of a merger, consolidation or similar transaction, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), Property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, but excluding the following: (a) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary, (b) a disposition of tangible property or assets which have become obsolete or are otherwise not used or useful, so long as such disposition is at fair market value (as determined by the Company in good faith) in the ordinary course of business, (c) a disposition that constitutes a Restricted Payment or a Public Offering, in each case so long as effected in accordance with all applicable provisions of this Agreement, and (d) a disposition of inventory in the ordinary course of business, in each case so long as effected in accordance with all applicable provisions of this Agreement.

     "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares of, or interests, rights, participations, and/or other equivalents in (however designated), corporate stock or equity securities of such Person, including each class of common stock and preferred stock of such Person and partnership or limited liability company interests, whether general or limited, of such Person, and including any securities convertible into or exercisable or exchangeable for, or any right to acquire, any equity interest in such Person.

     "Cash Equivalents" means: (a) marketable obligations issued or unconditionally guaranteed by the United States government, in each case maturing within 360 days after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 360 days after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (c) commercial paper maturing no more than 360 days after the date of acquisition thereof, issued by a corporation organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition, having a rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (d) money market funds whose investments are made solely in securities described in clause

(a) maturing within 360 days after the date of acquisition thereof; (e) certificates of deposit maturing within 360 days after the date of acquisition thereof, issued by any commercial bank that is a member of the Federal Reserve System that has capital, surplus and undivided profits (as shown on its most recent statement of condition) aggregating not less than $100,000,000 and is rated A or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation; and (f) repurchase agreements entered into with any commercial bank of the nature referred to in clause (e), secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (e), having a fair market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such commercial bank.

     "Change of Control" means any transaction or series of transactions in which any of the following occurs: (a) any Person or group (within the meaning of Rule 13d-3 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 25% or more of the issued and outstanding shares of Capital Stock entitled to vote in the election of directors of the Company or the Surviving Person (if other than the Company); or (b) individuals who at the Closing constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the Closing or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Change of Control Trigger Date" has the meaning ascribed thereto in
Section 7.12 hereof.

     "Charter Documents" has the meaning ascribed thereto in Section 4.1 hereof.

     "Closing" has the meaning ascribed thereto in Section 2.3 hereof.

     "Closing Date" has the meaning ascribed thereto in Section 2.3 hereof.

     "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "Collateral" means all of the assets of the Company and its Subsidiaries, including, without limitation, all right, title and interest of the Company and its Subsidiaries now owned or hereafter acquired in and to the following: (a) all equipment and fixtures (including, without limitation, furniture, vehicles and other machinery and office equipment), together with all additions and accessions thereto and replacements therefor; (b) all inventory (including, without limitation, (i) all raw materials, work in progress and finished goods and (ii) all such goods which are returned to or repossessed by the Company), together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor; (c) all accounts, chattel paper, contract rights and rights to the payment of money; (d) all general intangibles (including, without limitation, (i) customer and supplier lists and contracts, books and records, insurance policies, tax refunds, contracts for the purchase of real or personal property, (ii) all copyrights, trademarks, tradenames and service marks, (iii) all patents, and all registrations, recordings, reissues, continuations, continuations-in-part and extensions thereof, and all pending applications therefor, (iv) all licenses to use, applications for, and other rights to, such patents, copyrights, trademarks, tradenames and service marks (other than licenses whose terms prohibit the granting of a security interest therein), and
(v) all goodwill of the Company); (e) all deposit accounts, money, certificated and uncertificated securities, instruments and documents; and (f) all proceeds of the foregoing (including, without limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

     "Commission" means the United States Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Common Stock" means the common stock, par value $.001 per share, of the Company.

     "Common Stock Purchase Warrants" means the warrants of the Company issued pursuant to the Warrant Agreement representing the right to purchase shares of Common Stock at the exercise price set forth therein.

     "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

     "Consolidated" or "consolidated," when used with reference to any accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

     "Consolidated EBIT" means, with respect to any Person, for any period, the Consolidated Net Income of such Person and its consolidated Subsidiaries for such period, plus or minus (a) a provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, plus (b) Consolidated Interest Expense for such period, all as determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated EBIT of such Person and its consolidated Subsidiaries for such period, plus depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated EBIT (including amortization of goodwill and other intangibles), all as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the Consolidated EBITDA for the period of the most recent two consecutive fiscal quarters for which financial statements are available to (b) Consolidated Interest Expense for such two fiscal quarters; provided, however, that (i) if the Company or any Subsidiary has issued any
--------  -------
Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an issuance of Indebtedness, or both, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and with respect to the discharge of any other Indebtedness refinanced, refunded, exchanged or otherwise discharged with the proceeds of such new Indebtedness as if any such discharge had occurred on the first day of such period, (ii) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary refinanced, refunded, exchanged or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale), and (iii) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any person which becomes a Subsidiary) or an acquisition of assets or stock, including any acquisition of assets or stock occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuing of any Indebtedness), as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

     "Consolidated Interest Expense" means, with respect to any Person, for any period, (a) the total aggregate amount of interest expense (including amortization of original issue discount and non-cash interest payments or accruals and the interest component of any Capital Lease Obligations, but excluding any intercompany interest owed by any Subsidiary to any other Subsidiary of such Person) of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, (b) all fees, commissions, discounts and other charges of such Person and its consolidated Subsidiaries with respect to letters of credit and bankers' acceptances, determined on a consolidated basis in accordance with GAAP and (c) the product of (i) the total amount of dividends declared on Disqualified Capital Stock other than common stock (whether accrued or paid) of such Person and its consolidated Subsidiaries, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP (after consideration of any deferred tax assets of such Person then available including without limitation, any amounts of available net operating loss carryover).

     "Consolidated Net Income," means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its consolidated Subsidiaries for such period, before payment or accrual of preferred dividends, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of any other Person in which such Person
      --------
or any of its Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such Person or such Person's Subsidiaries by such other Person in such period; (b) the net income of any Subsidiary of such Person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction actually prevented the payment of an amount that otherwise could have been paid to, or received by, such Person or a Subsidiary of such Person not subject to any Payment Restriction, provided, however, that with respect to the Consolidated
                     --------  -------
Net Income of the Company, the Consolidated Net Income of the Company's Subsidiaries shall not be so excluded, notwithstanding the existence of any such Payment Restriction, so long as the terms of any such Payment Restriction limiting the payment of dividends by the Company's Subsidiaries are not more restrictive at the time of determination of Consolidated Net Income than the Payment Restrictions limiting such payment of dividends in effect on the date hereof; (c) the net income (or loss) of any other Person shall not be included for any periods during which such other Person is not a consolidated subsidiary of such Person and the net income (or loss) of any successor to such Person by consolidation or merger or transfer of all or substantially all assets shall not be included for any periods prior to such consolidation, merger, or transfer of all or substantially all assets; and (d) there shall be excluded the following:
(i) such Person's share, determined in accordance with GAAP, of the net loss of any other Person in which such Person or any of its Subsidiaries has an interest (which interest does not cause the net loss of such other Person to be consolidated with the net income or loss of such Person and its Subsidiaries in accordance with GAAP), (ii) the net income of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) all gains realized upon or in connection with or as a consequence of the issuance of the Capital Stock of such Person or any of its Subsidiaries, any gains on pension reversions received by such Person or any of its Subsidiaries, or any proceeds from life insurance policies received by such Person or any of its Subsidiaries, (iv) all gains, together with any related provision for taxes, realized in connection with any sale of assets by such Person or any of its Subsidiaries during such period (including, without limitation, dispositions pursuant to sale and leaseback transactions), (v) all gains realized in connection with the acquisition of debt securities for a cost less than principal plus accrued interest, (vi) all extraordinary gains, together with any related provision for taxes, realized by such Person or any of its Subsidiaries during such period, and (vii) the cumulative effect of a change in accounting principles in the year of adoption of such change.

     "Consolidated Net Worth" means, with respect to any Person, as of the date of determination, the Net Worth of such Person and its consolidated Subsidiaries, determined in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person for which financial statements are available prior to the taking of any action for the purpose of which the determination is being made.

     "Current Affiliate" has the meaning ascribed thereto in Section 4.10 hereof.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets in one transaction or a series of related transactions.

     "Disqualified Capital Stock" means, (a) with respect to any Person, any Capital Stock of such Person or its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the stated maturity date of the Senior Discount Notes, or (b) any other Capital Stock of such Person or its Subsidiaries designated as Disqualified Capital Stock by such Person at the time of issuance.

     "Dollars" and "$" mean lawful currency of the United States of America.

     "Employee Program" has the meaning ascribed thereto in Section 4.10 hereof.

     "Environment" means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata and ambient air.

     "Environmental Law(s)" means and includes any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the Environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "Event of Default" has the meaning ascribed thereto in Section 9.1 hereof.

     "Excess Proceeds" has the meaning ascribed thereto in Section 7.18(b).

     "Excess Proceeds Date" has the meaning ascribed thereto in Section 7.18(d).

     "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "Fair Market Value" or "fair market value" means, with respect to any assets or properties, the amount at which such assets or properties would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is determined by (a) the Board of Directors of the Company acting in good faith or (b) an appraisal or valuation firm of national or regional standing selected by the Company, with experience in the appraisal or valuation of properties or assets of the type for which Fair Market Value is being determined.

     "Financial Statements" has the meaning ascribed thereto in Section 4.23 hereof.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, as in effect from time to time.

     "Gaming Authorities" means, collectively, the Mississippi Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and any other Governmental Body that holds regulatory, licensing or permit authority over gaming activities conducted by the Company or its Gaming Subsidiaries within its jurisdiction.

     "Gaming Laws" means, collectively, (a) the Nevada Gaming Control Act, as codified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, together with the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, (b) the Mississippi Gaming Control Act, as codified in Chapter 76 of the Mississippi Code Annotated, as amended from time to time, together with the regulations of the Mississippi

Gaming Commission promulgated thereunder, as amended from time to time, and (c) all other laws and regulations pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming activities conducted by the Company or its Gaming Subsidiaries within its jurisdiction.

     "Gaming Subsidiaries" means Silicon Gaming-Nevada, Inc., Silicon Gaming-Mississippi, Inc., and any other Subsidiary that is subject to the regulatory, licensing or permit authority and jurisdiction of any Gaming Authority.

     "Gaming Subsidiaries Stock Restrictions" means the negative pledge (i.e., the agreement not to encumber pursuant to Section 7.9), and the restrictions on transfers (i.e., pursuant to Sections 7.17, 7.18 and 8.1), of the capital stock of the Company's Gaming Subsidiaries, in each case only to the extent such negative pledge or restrictions require the approval of any Gaming Authority pursuant to the Gaming Laws.

     "Governmental Body" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign and any of the Gaming Authorities.

     "Gross Proceeds" means, when used with respect to a Public Offering or a private offering of Capital Stock, the number of shares of Capital Stock sold by the Company in such offering multiplied by the price paid for such shares by the purchasers thereof.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (a) to purchase or pay (or advance or supply funds, for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (c) to maintain working capital, equity capital or other financial statement, condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not
            --------  -------
include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Hazardous Materials" means petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas, and any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "Hazardous Waste" means and includes any hazardous waste as defined or regulated under any Environmental Law.

     "Holder" means a Person in whose name a Senior Discount Note is registered.

     "Illegal Transfer Notice" has the meaning ascribed thereto in Section 11.13 hereof.

     "Incur" or "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation, including by way of merger or acquisition of another Person, or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

     "Indebtedness" means, with respect to any Person, (a) all liabilities, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof and whether short-term or long-term, secured or unsecured),
(ii) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit (including such liabilities representing the balance deferred and unpaid of the purchase price of any property, other than any such liability that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which account is not overdue according to the original terms of sale, unless such account payable is being contested in good faith),
(iii) for the payment of money relating to Capital Lease Obligations; or (iv) under the terms of any amendment, renewal, extension or refunding of any liability of the types referred to in the preceding clauses (i), (ii) or (iii);
(b) the maximum fixed repurchase price of all Disqualified Capital Stock of such Person or, if there is no such maximum fixed repurchase price, the liquidation preference of such Disqualified Capital Stock, plus accrued but unpaid dividends; (c) outstanding reimbursement obligations of such Person with respect to letters of credit or bankers' acceptances issued for the benefit of such Person; (d) net obligations of such Person with respect to Interest Rate or Currency Protection Agreements; (e) all liabilities of others of the kind described in the preceding clause (a), (b), (c) or (d) that such Person has Guaranteed or that is otherwise its legal liability; and (f) all obligations of others secured by a Lien to which any of the Property or assets of such Person are subject (other than obligations of a lessor under any operating lease pursuant to which the Company or any of its Subsidiaries leases Property, if such lessor grants a Lien on such lease to secure such lessor's Indebtedness), whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability (provided that if the
                                                            --------
obligations so secured have not been assumed by such Person or are not otherwise such Person's legal liability, such obligations shall be deemed to be in an amount equal to the fair market value of such Properties or assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution). For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution. For purposes hereof, Indebtedness incurred by any Person that is a general partnership (other than non-recourse Indebtedness) shall be deemed to have been incurred by the general partners of such partnership pro rata in accordance with their respective interests in the liabilities of such partnership unless any such general partner shall, in the reasonable determination of the Board of Directors of the Company, be unable to satisfy its pro rata share of the liabilities of the partnership, in which case the pro rata share of any Indebtedness attributable to such partner shall be deemed to be incurred at such time by the remaining general partners on a pro rata basis in accordance with their interests.

     "Indemnified Party" or "Indemnified Parties" has the meaning ascribed thereto in Section 12.1(a) hereof.

     "Independent Financial Advisor" means a reputable accounting, appraisal or a nationally recognized investment banking firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person,
(a) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of such Person, whether voluntary or involuntary, or (b) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

     "Intellectual Property" has the meaning ascribed thereto in Section 4.24(a) hereof.

     "Interest Payment Date" means each January 1 and July 1 commencing July 1, 1999.

     "Interest Rate or Currency Protection Agreements" means any interest rate swap agreement, interest rate cap agreement, currency swap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates or currency exchange rates and which shall have a notional amount no greater than the payments due with respect to Indebtedness being hedged thereby.

     "Investment" means any investment by any Person in any other Person, whether by a purchase of assets, in any transaction or series of related transactions, individually or in the aggregate, purchase of Capital Stock, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, and other similar expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other Person, and any Guarantee of Indebtedness of such other Person.

     "IRS" means the Internal Revenue Service or any successor agency.

     "Issue Date" means the date of original issuance of the Senior Discount Notes.

     "Legal Holiday" means a Saturday, Sunday or a day on which banking institutions in New York City, New York, or Boston, Massachusetts, or at such place of payment, are not required to be open.

     "License" or "Licenses" has the meaning ascribed thereto in Section 4.3 hereof.

     "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell which is intended to constitute or create a security interest, mortgage, pledge or lien, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease (as
                      --------
opposed to a Capital Lease Obligation) or a license with respect to any intangible asset with any Person who is not an Affiliate be deemed to constitute a Lien hereunder.

     "Losses" has the meaning ascribed thereto in Section 12.1(a) hereof.

     "Material Adverse Effect" means a material adverse effect on the business, Property, operations or condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

     "Mezzanine Debt Financing" means the issuance, transfer, conveyance, sale, or other disposition for cash by the Company or any of its Subsidiaries of unsecured Subordinated Indebtedness.

     "Multiemployer Plan" has the meaning ascribed thereto in Section 4.10 hereof.

     "Net Cash Proceeds" means, with respect to (a) any Mezzanine Debt Financing, (b) any Securities Sale, or (c) any Asset Disposition, as the case maybe, the aggregate amount of cash or Cash Equivalents actually received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of the Person issuing the Indebtedness or securities, as the case may be, in connection with such transaction after deducting therefrom only (without duplication) (i) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, accountants' fee and expenses, printers' fees and expenses, road show expenses and other similar transaction fees and commissions incurred in connection with such transaction, and (ii) the amount of Taxes payable in connection with or as a result of such transaction as determined in accordance with GAAP, but only to the extent that the amounts so deducted are properly attributable to such transaction and are, in the case of clause (i), at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person and, in the case of clause
(ii), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed, actually paid to a Person that is not an Affiliate of such Person.

     "Net Worth" means, with respect to any Person, the total of the amounts shown on the balance sheet of such Person, determined in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (a) the par or stated value of all outstanding Capital Stock of such Person plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus less (i) any accumulated deficit, and (ii) any amounts attributable to (A) unamortized debt discount, (B) capitalized expenses associated with the issuance of Indebtedness if such Indebtedness is incurred after the date hereof, or (C) write-ups of assets subsequent to the date hereof other than in connection with the acquisitions of such assets.

     "Notice of Default" has the meaning ascribed thereto in Section 9.1(b) hereof.

     "Obligations" with respect to any instrument or agreement means any and all principal, interest, penalties, premiums, fees, indemnifications, reimbursements, damages and other charges, obligations and liabilities existing from time to time under such instrument or agreement, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including any obligations or liabilities to repay, redeem, repurchase, retire, acquire or defease any Indebtedness under such instrument or agreement, or any obligation to establish a sinking fund for any such purpose.

     "Offer" means an irrevocable offer by the Company to repurchase for cash Senior Discount Notes after any Change of Control Trigger Date, Repayment Trigger Date or Excess Proceeds Date.

     "Officer" means, with respect to any Person, the Chairman of the Board (if an officer), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of such Person.

     "Officers' Certificate" means a certificate executed on behalf of the Company by (a) two Officers of the Company or (b) or by an Officer and an Assistant Secretary of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Purchaser.

     "pari passu" means, when used with respect to the ranking of any
      ---- -----
Indebtedness of any Person in relation to other Indebtedness of such Person, that each such Indebtedness (a) either

(i) is not subordinated or junior in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

     "Pari Passu Indebtedness" means any Indebtedness of the Company, other than the Senior Discount Notes, whether outstanding on the date hereof or Incurred hereafter, which (a) ranks pari passu with the Senior Discount Notes and (b) by
                           ----------
its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, (i) does not provide for payments of principal of such Indebtedness at the final stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final stated maturity of the Senior Discount Notes and (ii) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the issuer) of such other Indebtedness at the option of the holder thereof prior to the final stated maturity of the Senior Discount Notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the issuer) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those contained in Section 7.12 hereof.

     "Payment Restriction" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (a) such Subsidiary to (i) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (ii) make loans or advances to such Person or any other Subsidiary of such Person, or (iii) transfer any of its properties or assets to such Person or any other Subsidiary of such Person, or (b) such Person or any other Subsidiary of such Person to receive or retain any such (i) dividends, distributions or payments, (ii) loans or advances, or (iii) transfers of properties or assets.

     "Permitted Disposition" means (a) any transfer, conveyance, sale, lease, license or other disposition (a "sale") by the Company or any of its Subsidiaries of its inventory or license of its intangible Property in the ordinary course of its business; (b) any sale by the Company or any of its Subsidiaries in the ordinary course of its business of its equipment or other tangible or intangible Property that is obsolete or no longer useful or necessary to its business; (c) any sale by the Company or any of its Subsidiaries in the ordinary course of its business, and in a manner consistent with its customary and usual cash management practices, of its Permitted Investments of the kind described in clause (c) of the definition thereof; (d) the creation or Incurrence of any Liens in any Property of the Company or any of its Subsidiaries that are permitted by this Agreement and (e) any sale of Property by or at the direction of a secured party holding a Lien on such Property, which Lien is permitted by this Agreement, pursuant to the exercise by such secured party of its rights as a creditor.

     "Permitted Investment" by any Person means (a) any Investment in a Related Business which becomes a Subsidiary following such Investment (including any Investments held by such Subsidiary (or any Subsidiaries thereof) on the date such Subsidiary is acquired), (b) Investments in securities or other Property not constituting cash or Cash Equivalents and received in connection with an Asset Disposition, to the extent permitted hereunder, or any other disposition of assets not constituting an Asset Disposition, (c) Investments in cash and Cash Equivalents, (d) Investments existing on the date hereof, (e) Investments by any Subsidiary in other Subsidiaries, (f) Investments by the Company in any of its Subsidiaries required by any instrument or agreement governing Indebtedness to the extent that such Investments consist of (i) performance under Guarantees Incurred by the Company in compliance with this Agreement with respect to Indebtedness of its Subsidiaries not Incurred in violation of this Agreement or (ii) Liens securing the Company's Obligations with respect to any Guarantee described in the foregoing clause (i), (g) Investments in the form of accounts receivable arising from sales of goods or services in the ordinary course of business, provided that for any accounts receivable that are more than
                    --------
120 days overdue, appropriate reserves or allowances have been established in accordance with GAAP, (h) Investments in the form of advances or prepayments to suppliers or employees in the ordinary course of business and (i) Strategic Investments which do not exceed an aggregate of $5,000,000.

     "Permitted Liens" shall mean (a) Liens for Taxes, assessments, and similar governmental charges to the extent (1) not delinquent or (2) being contested in good faith by appropriate proceedings and as to which reserves have been set aside on the books of the Company to the extent required by GAAP; (b) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made on the books of the Company; (c) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or other social security benefits; (d) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money); (e) zoning restrictions, easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Subsidiary incurred in the ordinary course of business; (f) Liens in respect of purchase money or similar acquisition Indebtedness Incurred to acquire furniture, fixtures, equipment or other operating assets, provided that the principal amount of the Indebtedness secured by such Lien does not exceed the acquisition cost of such assets; (g) Liens securing Indebtedness which secures assets leased pursuant to Capital Lease Obligations; (h) Liens on any assets of any Acquired Person securing Acquired Indebtedness which assets or Acquired Person are acquired by the Company or a Subsidiary subsequent to the date of the Agreement, and which Liens were in existence on or prior to the acquisition of such assets or Acquired Person (to the extent that such Liens were not created in connection with or in contemplation of such acquisition), provided that such Liens are limited to the assets or Acquired Person so acquired and the proceeds thereof; (i) Liens securing Senior Indebtedness permitted to be incurred by Section 7.7(c)(iv);
(j) Liens imposed pursuant to condemnation or eminent domain or substantially similar proceedings; provided that in the case of clauses (f), (g) and (h), any Indebtedness secured by such Liens was not Incurred in violation of Section 7.7; and (k) the Securityholder Lien.

     "Person" means any individual, corporation, limited or general partnership, limited liability company, or Governmental Body.

     "Pledge Date" has the meaning ascribed thereto in Section 11.14(a) hereof.

     "Pledged Securities Requisite Gaming Approvals" has the meaning ascribed thereto in Section 13.15 hereof.

     "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Principal" of a debt security means the principal of the security including the premium, if any, on the security.

     "Property" or "property" means any assets or property of any kind or nature whatsoever, real, personal, or mixed (including fixtures), whether tangible or intangible.

     "Public Offering" with respect to any Person, means a firm commitment underwritten primary public offering of Capital Stock of such Person.

     "Purchase Date" has the meaning ascribed thereto in Section 6.7 hereof.

     "Purchaser" has the meaning ascribed thereto in the introduction hereof.

     "Purchaser's Special Counsel" means Goodwin, Procter & Hoar LLP, a partnership including professional corporations, acting as special counsel to the Purchaser in connection with the transactions contemplated hereunder.

     "Qualified Capital Stock" means, with respect to any Person, any and all Capital Stock issued by such Person after the date hereof that is not Disqualified Capital Stock.

     "Record Date" means a record date specified in the Senior Discount Notes whether or not such record date is a Business Day.

     "Redeemable Convertible Preferred Stock" means, with respect to the Company, the Company's (a) Series A1 Preferred Stock, liquidation preference $0.75 per share, and (b) Series B1 Preferred Stock, liquidation preference $1.14 per share.

     "Redemption Date" means, when used with respect to any Senior Discount Note to be redeemed, the date fixed for such redemption pursuant to this Agreement and the Senior Discount Notes.

     "Redemption Price" means, when used with respect to any Senior Discount Note to be redeemed, the price fixed for such redemption pursuant to this Agreement and the Senior Discount Notes, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date (subject to Section 6.4 hereof).

     "Refinancing Indebtedness" means Indebtedness of the Company or any of its Subsidiaries Incurred or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute, defease or refund any other Indebtedness of the Company or any of its Subsidiaries (and related interest, premium, penalties, breakage costs, fees, expenses and other amounts owing in respect of such Indebtedness, to the extent permitted to be Incurred by
Section 7.7(c)(iii)) Incurred in accordance with the terms of this Agreement, including Section 7.7.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated the Closing Date, by and between the Company and the Purchaser, as the same may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

     "Related Business" means the businesses conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the date hereof and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses. Without limiting the generality of the foregoing, Related Business shall include the design, development, production, marketing and sale of interactive slot machines.

     "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

     "Repayment Trigger Date" has the meaning ascribed thereto in Section 7.13(b) hereof.

     "Restricted Payment" means, with respect to any Person, without duplication: (a) any dividend or other distribution, whether in cash or in Property or securities, declared or paid on any shares of such Person's Capital Stock (other than (i) in the case of the Company, dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or options, warrants or other rights to acquire Qualified Capital Stock of the Company and
(ii) any dividends,
distributions or other payments in respect of any Capital Stock made by any Subsidiary to the Company or a Wholly-Owned Subsidiary), or the making by such Person or any of its Subsidiaries of any other distribution in respect of such Person's Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person); (b) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its Subsidiaries, directly or indirectly, of such Person's Capital Stock (and, in the case of a Subsidiary, Capital Stock of the Company) other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary, or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such Person), and other than, in the case of the Company, through the issuance in exchange therefor solely of Qualified Capital Stock of the Company; (c) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Pari Passu Indebtedness or Subordinated Indebtedness (other than with the proceeds of Refinancing Indebtedness permitted under this Agreement), except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; and (d) any Investment other than Permitted Investments.

     "Restricted Security" has the meaning ascribed thereto in Section 11.13 hereof.

     "Rule 144" means Rule 144 as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

     "Rule 144A" means Rule 144A as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

     "Sale" means any sale, lease, conveyance, exchange, transfer, assignment, pledge, hypothecation or other disposition of any Property.

     "SEC Reports" means the Company's Annual Report on Form 10-K under the Exchange Act for the fiscal year ended December 31, 1996, as filed with the Commission, together with each other registration statement, periodic report, proxy statement, and other filing made by the Company with the Commission on or after January 1, 1997.

     "Securities" means, collectively, the Senior Discount Notes and the Common Stock Purchase Warrants.

     "Securities Act" means the Securities Act of 1933, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "Securities Sale" means the issuance or sale by the Company or any of its Subsidiaries, for cash, of shares of Capital Stock (other than directors' qualifying shares) or other ownership interests, or any securities convertible into or exercisable or exchangeable for, or options, warrants, rights or any other interests with respect to, any shares of Capital Stock or other ownership interests of the Company or any such Subsidiary; provided, however,
                                                           -----------------
that the exercise of (a) warrants or (b) compensatory options to purchase Capital Stock shall not constitute a Securities Sale.

     "Security Date" has the meaning ascribed thereto in Section 11.14(a) hereof.

     "Security Documents" has the meaning ascribed thereto in Section 11.14(a) hereof.

     "Securityholder Lien" has the meaning ascribed thereto in Section 11.14(a) hereof.

     "Security Opinion Date" and "Pledge Opinion Date" mean the respective dates on which the Company delivers to the Purchaser the opinion of counsel contemplated in Section 11.14(c) hereof.

     "Senior Indebtedness" means and includes all principal of, premium and interest (including Post-Petition Interest) on and other Obligations with respect to any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date hereof or hereafter Incurred, other than the Senior Discount Notes; provided, however, that the following
                                      --------  -------
shall not constitute Senior Indebtedness: (a) any Indebtedness which by the terms of the instrument creating or evidencing the same is pari passu,
                                                           ---- -----
subordinated or junior in right of payment to the Senior Discount Notes in any respect; (b) that portion of any Indebtedness Incurred in violation of this Agreement; (c) any Preferred Stock; or (d) any Indebtedness of the Company which is subordinated to or junior in right of payment in any respect to any other Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Senior Discount Notes, (ii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (iii) any liability for foreign, Federal, state, local or other Taxes owed or owing by the Company, (iv) Indebtedness of the Company to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (v) Indebtedness for the purchase of goods or materials in the ordinary course of business or (vi) Indebtedness owed by the Company for compensation to employees or for services.

     "Senior Discount Notes" means the Company's Senior Discount Notes due September 30, 2002, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Agreement and each note delivered in substitution or exchange for any such note.

     "Strategic Investments" means any Investment which in the good faith judgment of the Board of Directors of the Company (a) relates to a Related Business and (b) adds strategic value or offers a potential competitive advantage to the Company.

     "Subordinated Indebtedness" means Indebtedness of the Company which is subordinated or junior in right and priority of payment to the Senior Discount Notes.

     "Subsidiary" of any Person means any other Person with respect to which either (i) more than 50% of the interests having ordinary voting power to elect a majority of the directors or individuals having similar functions of such other Person (irrespective of whether at the time interests of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency), or (ii) more than 50% of the equity interests of such other Person is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. When used herein without reference to any Person, Subsidiary means a Subsidiary of the Company.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Taxes" any present or future federal, state, county, local, foreign or other income, Property, excise, franchise, sales, use, value added, employees' income withholding, social security, unemployment and other taxes, of any nature whatsoever now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental Body, which have become due or payable by the Company or any of its Subsidiaries, or by any predecessors thereto, including any fines or penalties with respect thereto or interest thereon, whether disputed or not.

     "Threat of Release" means a substantial likelihood of a Release which under applicable Environmental Laws requires action to prevent or mitigate damage to the Environment which may result from such Release.

     "Transaction Documents" means, collectively, this Agreement, the Senior Discount Notes, the Common Stock Purchase Warrants, the Registration Rights Agreement, the Warrant Agreement and any and all agreements, certificates, instruments and other documents contemplated thereby or executed and delivered in connection therewith.

     "Units" has the meaning ascribed thereto in Section 2.1(c) hereof.

     "Warrant Agreement" means the Warrant Agreement of even date herewith by and between the Company and the Purchaser, as amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary 100% of the equity interests in which (however measured) are owned by such Person or a Wholly-Owned Subsidiary of such Person or such Person and one or more Wholly-Owned Subsidiaries of such Person taken together, except in any case for the minimum equity interest required to be held by directors, if any, to satisfy the requirements of any applicable statute requiring that directors own qualifying shares.

     1.2  Accounting Terms.  All accounting terms used and not defined in this
          ----------------
Agreement shall be construed in accordance with GAAP and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.


                                   ARTICLE II
                           PURCHASE AND SALE OF UNITS

     2.1  Issuance of Units.
          -----------------

          (a) The Company has authorized the issuance and sale of up to $30,000,000 aggregate principal amount of its Senior Discount Notes, to be issued pursuant to and in accordance with the terms of this Agreement. Each Senior Discount Note will be issued in the principal amount of $100,000, substantially in the form set forth in Exhibit A hereto, with such changes
                                       ---------
thereto, if any, as may be approved by the Purchaser and the Company.

          (b) The Company has authorized the issuance and sale of up to 375,000 Common Stock Purchase Warrants, each exercisable to purchase one share of the Common Stock of the Company, to be acquired by the Purchaser in accordance with the terms of this Agreement. The Common Stock Purchase Warrants will be substantially in the form of the Warrant Certificate as set forth in Exhibit A
                                                                     ---------
of the Warrant Agreement, with such changes thereto, if any, as may be approved by the Purchaser and the Company.

          (c) The Senior Discount Notes and the Common Stock Purchase Warrants will be issued in attached units ("Units") each consisting of $100,000 principal amount of Senior Discount Notes and 1,250 Common Stock Purchase Warrants, subject to detachment of the Common Stock Purchase Warrants from the Senior Discount Notes upon the terms and subject to the conditions set forth herein.

          (d) The Company and the Purchaser hereby agree that for Federal income tax purposes, including for purposes of determining original issue discount and the issue price of the Senior Discount Notes under sections 1271-1275 of the Code and the regulations issued thereunder, the $83,333.33 issue price of each Unit shall be allocated $730.58 to each $1,000 of principal amount of the Senior Discount Notes and $8.22 to each Common Stock Purchase Warrant. The Company and the Purchaser hereby further agree that the allocation of the issue price pursuant to the preceding sentence shall be binding on the Company for purposes of any determination by the Company of the issue price of the Senior Discount Notes pursuant to the first sentence of Treasury Regulations section 1.1273-2(f)(2).

     2.2  Sale and Purchase of Units.  At the Closing provided for in Section
          --------------------------
2.3, the Company will issue and sell to the Purchaser and, subject to the terms and conditions of this Agreement, the Purchaser will purchase from the Company, the Units at the purchase price of $83,333.33 per Unit payable in cash by wire transfer of immediately available funds.

     2.3  Closing of Sale of Units.  The purchase and delivery of the Units to
          ------------------------
be purchased by the Purchaser shall take place at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts, at a closing (the "Closing") on September 30, 1997, or at such other place or on such other date as the Purchaser and the Company may agree upon (such date on which the Closing shall have actually occurred, the "Closing Date"). At the Closing, the Company will deliver or cause to be delivered to the Purchaser the Units to be purchased by it against payment of the purchase price therefor. Unless the Purchaser otherwise notifies the Company at least two Business Days prior to the Closing Date, the Units to be purchased hereunder shall be in the form of a single Senior Discount Note and a single Common Stock Purchase Warrant certificate, in each case dated the date of the Closing and registered in the Purchaser's name or that of its nominee as set forth on the signature page hereto. If at the Closing the Company shall fail to tender to the Purchaser any of the Units to be purchased by it as provided in this Article II, or any of the conditions specified in Article III for the benefit of the Purchaser or the Company, as the case may be, shall not have been satisfied or waived in writing by the Purchaser or the Company, as applicable, the Purchaser or the Company, as the case may be, shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.


                                  ARTICLE III
                             CONDITIONS TO CLOSING

     3.1  Conditions Precedent to Obligations of the Purchaser on the Closing
          -------------------------------------------------------------------
Date.  The Purchaser's obligation to purchase and pay for the Units to be sold
----
to it at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions, provided that any or all of the following conditions may be waived, in whole or in part, by the Purchaser with respect to this Agreement in its sole and absolute discretion:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Company and its Subsidiaries contained in this Agreement and in the other Transaction Documents shall be correct in all material respects when made and at the time of the Closing, after giving effect to the sale of the Units, except that any representations and warranties that relate to a particular date or period shall be correct in all material respects only as of such date or for such period.

          (b) Performance; No Default.  The Company shall have performed and
              -----------------------
complied in all material respects with all agreements and conditions contained in this Agreement and the other Transaction Documents required to be performed or complied with prior to or at the Closing, and at the time of the Closing, after giving effect to the sale of the Units, no Default or Event of Default shall have occurred and be continuing.

          (c) Compliance Certificate.  The Company shall have delivered to the
              ----------------------
Purchaser an Officers' Certificate, dated the Closing Date, certifying on behalf of the Company that the conditions specified in Sections 3.1(a) and (b) have been fulfilled.

          (d) Opinion of Counsel.  The Purchaser shall have received from Gray
              ------------------
Cary Ware & Freidenrich, counsel for the Company, a favorable opinion substantially in the form set forth in Exhibit B, addressed to the Purchaser,
                                       ---------
dated the Closing Date, and otherwise satisfactory in substance and form to the Purchaser.

          (e) Legal Investment.  On the Closing Date, the Purchaser's purchase
              ----------------
of the Units shall be permitted by the laws and regulations of the jurisdiction to which the Purchaser is subject (including, without limitation, Section 5 of the Securities Act and Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and credit controls (whether voluntary or mandatory) or similar restraints applicable to the Purchaser and shall not subject the Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation (other than applicable securities law restrictions on resale of the Units), and shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to the Purchaser.

          (f) Compliance With Securities Laws.  The offering, issuance and sale
              -------------------------------
of the Units under this Agreement shall have complied with all applicable requirements of the Federal securities laws and the Purchaser shall have received evidence, if any, of such compliance in form and substance reasonably satisfactory to the Purchaser.

          (g) Proceedings and Documents.  All corporate and other proceedings
              -------------------------
contemplated by this Agreement, including, without limitation, the matters set forth in the Transaction Documents and all of the other documents and instruments incident thereto, shall be reasonably satisfactory to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser may reasonably request.

          (h) Completion of Other Transactions.  Simultaneously with or prior to
              --------------------------------
the issuance and sale to the Purchaser of the Units to be purchased by the Purchaser at the Closing:

              (i) the Company and the Purchaser shall have duly entered into the Registration Rights Agreement substantially in the form of Exhibit C
                                                                    ---------
     hereto, the Purchaser shall have received fully-executed counterparts of the Registration Rights Agreement in such numbers reasonably requested by it, and such agreement shall be in full force and effect;

              (ii) the Company and the Purchaser shall have duly entered into the Warrant Agreement substantially in the form of Exhibit D hereto, the
                                                        ---------
     Purchaser shall have received fully-executed counterparts of the Warrant Agreement in such numbers reasonably requested by it, and such agreement shall be in full force and effect; and

              (iii) each of the other Transaction Documents and any other agreements and documents contemplated thereby and in connection therewith shall have been executed and delivered by all respective parties thereto and shall be in full force and effect.

          (i) Related Matters.  As of the Closing, the Company's Charter
              ---------------
Documents shall not have been modified or amended since the date delivered to the Purchaser by the Company.

          (j) No Adverse U.S. Legislation, Action or Decision.  No legislation,
              -----------------------------------------------
order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Purchaser's reasonable judgment, could materially and adversely affect any of the Units or any part thereof as an investment. There shall be no action, suit, investigation or proceeding pending or threatened against or affecting the Purchaser, any of its properties or rights, or any of its Affiliates, associates, officers or directors (in such capacity), before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and, to the Purchaser's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

          (k) Governmental and Third Party Permits, Consents, Etc.  Except as
              ---------------------------------------------------
set forth on Schedule 4.4, the Company and its Subsidiaries shall have duly
             ------------
applied for and obtained all Approvals from each Governmental Body, or pursuant to any agreement to which the Company or any of its Subsidiaries is a party or to which any of them or any of their assets is subject, which are required in connection with this Agreement, the other Transaction Documents or any other agreements and documents contemplated thereby and in connection therewith.

          (l) Secretary's Certificate.  The Purchaser shall have received a
              -----------------------
certificate, dated the Closing Date, of the Secretary or Assistant Secretary of each of the Company and each of its Subsidiaries, on behalf of such entity, (i) certifying as true, complete and correct its Charter Documents and in the case of the Company, resolutions relating to the transactions contemplated hereby attached thereto, (ii) in the case of the Company, as to the absence of proceedings or other action for dissolution, liquidation or reorganization of the Company, (iii) in the case of any Subsidiary, as to the absence of proceedings or other action for dissolution, liquidation or reorganization of such Subsidiary, (iv) as to the incumbency and specimen signatures of officers who shall have executed instruments, agreements and other documents in connection with the transactions contemplated hereby, (v) in the case of the Company, as to the effect that certain agreements, instruments and other documents are in the form approved in the resolutions referred to in clause (i) above, and (vi) covering such other matters, and with such other attachments thereto, as Purchaser's Special Counsel may reasonably request at least one Business Day before the Closing Date, which certificates and attachments thereto shall be reasonably satisfactory in form and substance to such Purchaser.

          (m) Payment of Fees.  The Company shall have paid (i)
              ---------------
contemporaneously with the Closing, the fees, expenses and disbursements of the Purchaser's Special Counsel reflected in statements of such counsel rendered prior to or on the Closing Date and agreed to pay such additional fees, expenses and disbursements reflected in statements of such counsel rendered after the Closing Date and (ii) contemporaneously with the execution hereof, a fee to the Purchaser in the amount of $625,000 in consideration of Purchaser's execution of the Transaction Documents.

     3.2  Conditions Precedent to Obligations of the Company on the Closing
          -----------------------------------------------------------------
Date. The Company's obligation to issue the Units at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions, provided that any or all of the following conditions may be waived, in whole or in part, by the Company with respect to this Agreement in its sole and absolute discretion:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Purchaser contained in this Agreement and in the other Transaction Documents shall be correct in all material respects when made and at the time of the Closing, after giving effect to the sale of the Units, except that any representations and warranties that relate to a particular date or period shall be correct in all material respects only as of such date or for such period.

          (b) Performance; No Default.  The Purchaser shall have performed and
              -----------------------
complied in all material respects with all agreements and conditions contained in this Agreement and the other Transaction Documents required to be performed or complied with prior to or at the Closing, and at the time of the Closing, after giving effect to the sale of the Units, no Default or Event of Default shall have occurred and be continuing.

          (c) Related Matters.  Contemporaneously with the Closing, the Company
              ---------------
shall have received payment in full for the Units to be issued pursuant to this Agreement.

          (d) No Adverse U.S. Legislation, Action or Decision.  No legislation,
              -----------------------------------------------
order, rule, ruling or regulation shall have been enacted or made by or on behalf of any Governmental Body, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Company's reasonable judgment, could materially and adversely affect any of the Units or any part thereof as an investment. There shall be no action, suit, investigation or proceeding pending or threatened in writing, against or affecting the Company, any of its properties or rights, or any of its Affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and, to the Company's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

          (e) Governmental and Third Party Permits, Consents, Etc.  The
              ---------------------------------------------------
Purchaser and its Subsidiaries shall have duly applied for and obtained all Approvals from each Governmental Body, or pursuant to any agreement to which the Purchaser is a party or to which its assets are subject, which may be required in connection with this Agreement, the other Transaction Documents or any other agreements and documents contemplated thereby and in connection therewith.


                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES, ETC.

     In order to induce the Purchaser to purchase the Units, the Company represents and warrants that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made and as though the Closing Date were substituted for the date of this Agreement throughout Article IV):

     4.1  Organization and Qualification; Authority.  The Company is a
          -----------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own and lease its properties and carry on its business as presently conducted, is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect. The Company has heretofore delivered to Purchaser complete and correct copies of the Articles of Incorporation and of the by-laws of the Company and each of its Subsidiaries, each as amended to date and as presently in effect (collectively, with respect to any such Person, "Charter Documents"). A list of all jurisdictions in which the Company is qualified, registered or licensed to do business as a foreign corporation is attached hereto as Schedule 4.1.
                                                           ------------

     4.2  Subsidiaries.  The Company's Subsidiaries are set forth on Schedule
          ------------                                               --------
4.2 hereto.  Each of the Subsidiaries is a corporation, limited liability
---
company or partnership duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has full corporate, limited liability company or partnership power and authority, as the case may be, to own and lease its properties, and carry on its business as presently conducted, is duly qualified, registered or licensed as a foreign corporation, limited liability company or partnership to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations make such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect. A list of all jurisdictions in which each of the Subsidiaries is qualified, registered or licensed to do business as a foreign corporation, limited liability company or partnership is attached hereto as Schedule 4.2. Except as disclosed on Schedule 4.2, the Company owns,
          ------------                          -----------
directly or indirectly, all of the outstanding shares of Capital Stock or other evidences of equity ownership of each of its Subsidiaries free of any Lien, restriction (other than restrictions generally applicable to securities under federal, provincial or state securities laws) or encumbrance, and said shares have been duly issued and are validly outstanding.

     4.3  Licenses.  The Company and its Subsidiaries hold all material
          --------
licenses, franchises, permits, consents, registrations, certificates and other approvals (including, without limitation, those relating to environmental matters, public and worker health and safety, buildings, highways or zoning) (individually, a "License" and collectively, "Licenses") required for the conduct of its business as now being conducted, and is operating in substantial compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not have a Material Adverse Effect. The Company and its Subsidiaries are in substantial compliance with all laws, regulations, orders and decrees applicable to it, except in each case where the failure so to comply would not have a Material Adverse Effect, or a material adverse effect on the ability of the Company or any of its Subsidiaries to perform on a timely basis any obligation that it has or will have under any Transaction Document to which it is a party.

     4.4  Corporate and Governmental Authorization; Contravention.  Except as
          -------------------------------------------------------
set forth on Schedule 4.4, the execution, delivery and performance by the
             ------------
Company of the Transaction Documents to which it is a party and all other instruments or agreements to be executed at the Closing in connection therewith, and the issuance and sale to the Purchaser of the Units pursuant to this Agreement, are within the Company's corporate power, having been duly authorized by all necessary corporate action on the part of the Company; do not require any License, authorization, approval, qualification or formal exemption from, or other action by or in respect of, or filing of a declaration or registration with, any court, Governmental Body, agency or official or other Person (except such as have been obtained or as may be required under the Securities Act or state securities or Blue Sky laws); do not contravene or constitute a default under or violation of (a) any provision of applicable law or regulation of any Governmental Body, (b) the respective Charter Documents of the Company or any of its Subsidiaries, (c) any agreement (or require the consent of any Person under any agreement that has not been obtained) to which the Company or any of its Subsidiaries is a party, or (d) any judgment, injunction, order, decree or other instrument binding upon the Company, any of its Subsidiaries or any of their respective properties, except where such contravention, default or violation would not have a Material Adverse Effect; and do not and will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, other than Permitted Liens.

     4.5  Validity and Binding Effect.  Each of the Transaction Documents has
          ---------------------------
been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with their respective terms, except for (a) the effect upon the Transaction Documents of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (b) limitations imposed by a court of competent jurisdiction under general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies, and (c) any applicable laws relating to the maximum permissible rate of interest.

     4.6  Capitalization.  Except as set forth in the SEC Reports or on Schedule
          --------------                                                --------
4.6 hereto, there are no outstanding subscriptions, options, warrants, rights,
---
convertible or exchangeable securities or other agreements or commitments of any character obligating the Company or its Subsidiaries to issue any securities. Except as set forth in the SEC Reports or on Schedule 4.6, there are no voting
                                             ------------
trusts or other agreements or understandings to which the Company or its Subsidiaries is a party with respect to the voting of the Capital Stock of the Company or the Subsidiaries. Except as set forth in the SEC Reports or on
Schedule 4.6 or as contemplated by the Registration Rights Agreement, neither
------------
the Company nor any of its Subsidiaries has entered into any agreement to register its equity or debt securities under the Securities Act.

     4.7  Litigation; Defaults.  Except as set forth on Schedule 4.7 or Schedule
          --------------------                          ------------    --------
4.19, there is no action, suit, proceeding or investigation pending or, to the
----
knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, or any properties of any of the foregoing, before or by any court or arbitrator or any Governmental Body which (individually or in the aggregate) could reasonably be expected to (i) have a Material Adverse Effect, or (ii) impair the ability of the Company or any Subsidiary to perform fully on a timely basis any material obligation which the Company or such Subsidiary has or will have under any Transaction Document to which the Company or such Subsidiary is a party. Except as set forth on Schedule 4.7 or Schedule 4.19,
                                               ------------    -------------
neither the Company nor any of its Subsidiaries is in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its respective Charter Documents, or of any term of any agreement, instrument, judgment, decree, order, statute, injunction, governmental regulation, rule or ordinance (including, without limitation, those relating to zoning, city planning or similar matters) applicable to the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is bound, or to any properties of the Company or any of its Subsidiaries, except in each case to the extent that such violations or defaults, individually or in the aggregate, could not reasonably be expected to (a) affect the validity of any Transaction Document, (b) have a Material Adverse Effect, or (c) impair the ability of the Company to perform fully on a timely basis any material obligation which the Company has or will have under any Transaction Document to which the Company is a party.

     4.8  Outstanding Debt.  Except as set forth in the SEC Reports or on
          ----------------
Schedule 4.8 hereto, neither the Company nor any of its Subsidiaries will have
------------
outstanding any debt for borrowed money, or obligations or liabilities evidenced by bonds, debentures, notes or other similar instruments or under capital leases other than short-term debt incurred in the ordinary course of business.

Schedule 4.8 contains a complete and accurate list of all material guarantees,
------------
assumptions, purchase agreements and similar agreements and arrangements whereby the Company or any of its Subsidiaries is or may become directly or indirectly liable or responsible for the indebtedness or other obligations of another Person other than the Company or any of its Subsidiaries, except for negotiable instruments endorsed for collection or deposit in the ordinary course of its business, identifying, with respect to each of the respective parties, amounts and maturities.

     4.9  No Material Adverse Change.  Except as set forth on Schedule 4.9 or in
          --------------------------                          ------------
the SEC Reports, since June 30, 1997, there has been (a) no material adverse change in the condition (financial or other), assets, business, or results of operations of the Company or any of its Subsidiaries, (b) no obligation or liability (contingent or other) incurred by the Company or any of its Subsidiaries, other than obligations and liabilities incurred in the ordinary course of business, and no Lien placed on any of the properties of the Company or any of its Subsidiaries which remains in existence on the date hereof, other than Permitted Liens and liabilities and Liens described on Schedule 4.20
                                                            -------------
hereto, and (c) no acquisition or disposition of any material assets by the Company or any of its Subsidiaries (or any contract or arrangement therefor), or any other material transaction, otherwise than (i) for fair value in the ordinary course of business, or (ii) Permitted Dispositions.

     4.10 Employee Programs.  Schedule 4.10 sets forth a list of every Employee
          -----------------   -------------
Program maintained by the Company or any Current Affiliate at any time during the five-year period ending on the Closing Date or with respect to which a liability of the Company or an Affiliate (as defined below) exists. Each Employee Program (other than a Multiemployer Plan) which has been maintained by the Company during the five-year period ending on the Closing Date and which has been intended to qualify under Section 401(a) or Section 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section or the remedial amendment period under Section 401(b) of the Code has not yet expired with respect to such Employee Program and, to the knowledge of the Company, nothing has occurred that would adversely affect such qualification since the date of such letter or application for a determination or approval letter has been timely made and to the knowledge of the Company, no reason exists why a favorable determination or approval shall not be granted. Except as set forth on Schedule 4.10, the Company has no knowledge of any failure of any party to
   -------------
comply with any laws applicable with respect to the Employee Programs that have been maintained by the Company or any Current Affiliate, and no such failure will result from completion of the transactions contemplated hereby. With respect to any Employee Program ever maintained by the Company or an Affiliate, there has been no "prohibited transaction," as defined in Section 406 of ERISA or Code Section 4975, or breach of any duty under ERISA or other applicable law or any agreement which in any such case could subject the Company to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program (other than a Multiemployer Plan).

     The Company and its Current Affiliates have not incurred any liability under title IV of ERISA which has not been paid in full prior to the Closing. Neither the Company nor any of its

Current Affiliates is liable for any material "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by the Company or any Affiliate and subject to Code Section 412 or ERISA Section
302. With respect to any Employee Program subject to title IV of ERISA, there has been no (and the transactions contemplated by this Agreement will not result in any) (a) "reportable event," within the meaning of ERISA Section 4043 or the regulations thereunder (for which the notice requirement is not waived under 29 C.F.R. Part 2615) or (b) other event or condition which presents a material risk of plan termination or any other event that may cause the Company or any Current Affiliate to incur material liability or have a material Lien imposed on its assets under title IV of ERISA. All payments and/or contributions required to have been made by the Company and its Current Affiliates (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs subject to title IV of ERISA ever maintained by the Company or any Affiliate, for all periods prior to the Closing, have been timely made. Except as described on Schedule 4.10, no Employee Program maintained by
                             -------------
the Company or an Affiliate and subject to title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. With respect to Multiemployer Plans maintained by the Company or any Affiliate, Schedule 4.10 states the
                                                  -------------
aggregate amount of withdrawal liability or other termination liability that would be incurred by the Company or any Affiliate if there were a withdrawal from any such plan as determined by the most recent withdrawal liability calculation prepared by such plan. Except as disclosed on Schedule 4.10, none of
                                                          -------------
the Employee Programs which is a welfare plan maintained by the Company or any Affiliate provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or comparable statutes or regulations) or has ever promised to provide such post-termination benefits.

     For purposes of this section:

               (i) "Employee Program" means (A) any employee benefit plan within the meaning of Section 3(3) of ERISA and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA, and (B) any stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above, and (C) any trust used to fund benefits under the foregoing maintained by the Company or any Affiliate.

               (ii) For purposes of this Section 4.10, an entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C); an entity is a "Current Affiliate" if it currently would be considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA
     Section 302(d)(8)(C); and each reference to the Company includes its Subsidiaries.

               (iii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or, in respect of such employees, their spouses, dependents, or beneficiaries).

               (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

     4.11 Private Offering.  No form of general solicitation or general
          ----------------
advertising, including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the Company or any of its Subsidiaries or any of the Company's or such Subsidiary's representatives, or, to the knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries, in connection with the offering of the Units being purchased under this Agreement. During the six months prior to the Closing, neither the Company, any of its Subsidiaries nor any Person acting on the Company's or such Subsidiary's behalf has directly or indirectly offered the Units, or any part thereof or any other similar securities, for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than the Purchaser and other investors who the Company reasonably believed had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of purchasing the Units. The Company further represents to the Purchaser that, assuming the accuracy of the representations of the Purchaser as set forth in Section 5 hereof, neither the Company, any of its Subsidiaries nor any Person acting on the Company's or such Subsidiary's behalf has taken or will take any action which would subject the issue and sale of the Units to the provisions of Section 5 of the Securities Act, except as contemplated by the Registration Rights Agreement. The Company has not sold the Units to anyone other than the Purchaser designated in this Agreement. During the six months prior to the Closing, no securities of the same class or series as the securities comprising the Units have been issued and sold by the Company. Each Senior Discount Note and Common Stock Purchase Warrant certificate shall bear substantially the same legend set forth in Section 11.12 hereof, as applicable, for at least so long as such restrictions apply.

     4.12 Broker's or Finder's Commissions.  Other than Deutsche Morgan Grenfell
          --------------------------------
Inc., neither the Company nor any of its Subsidiaries has engaged any broker or finder or has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement. In addition to and not in limitation of any other rights hereunder, the Company and its Subsidiaries agree that they will indemnify and hold harmless the Purchaser from and against any and all claims, demands or liabilities for broker's, finder's, placement agent's or other similar fees or commissions and any and all liabilities with respect to any taxes (including interest and penalties) payable or incurred or alleged to have been incurred by the Company or any of its Subsidiaries or any Person acting or alleged to have been acting on the Company's or such Subsidiary's behalf, in connection with this Agreement, the issuance or sale of the Units or any other transaction contemplated by any of the Transaction Documents.

     4.13 Disclosure.
          ----------

          (a) The historical financial and operating information delivered to the Purchaser has been derived from the consolidated books and records of the Company and its Subsidiaries prepared in accordance with GAAP.

          (b) There is no material fact known to the Company which the Company has not disclosed to the Purchaser in writing which has or, insofar as the Company can reasonably foresee, may have or will have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under any of the Transaction Documents or in respect of the Units or any document contemplated hereby or thereby.

     4.14 Foreign Assets Control Regulation, Etc.  Neither the issue and sale of
          --------------------------------------
the Units by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Control Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions Regulations, the Haitian Transactions Regulations, or the Iraqi Sanctions Regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or Executive Orders 12722 and 12724 (transactions with Iraq).

     4.15 Federal Reserve Regulations and Other Matters.  Neither the Company
          ---------------------------------------------
nor any of its Subsidiaries will, directly or indirectly, use any of the proceeds from the sale of the Units for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock," or of maintaining, reducing or retiring any indebtedness originally incurred to purchase any stock that is currently a "margin stock," or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit," in each case within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207 and 221, as amended, respectively), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulations T or X of the Board of Governors of the Federal Reserve System (12 C.F.R. 220 and 224, as amended, respectively) or any other regulation of such Board. No indebtedness that may be maintained, reduced or retired with the proceeds from the sale of the Units was incurred for the purpose of purchasing or carrying any "margin stock" and neither the Company nor any of its Subsidiaries own any such "margin stock" or have any present intention of acquiring, directly or indirectly any such "margin stock."

     4.16 Investment Company Act.  Neither the Company nor any of its
          ----------------------
Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.17 Public Utility Holding Company Act.  To the Company's knowledge,
          ----------------------------------
neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     4.18 Interstate Commerce Act.  To the Company's knowledge, neither the
          -----------------------
Company nor any of its Subsidiaries is, nor will be, a "rail carrier," or a Person controlled by or affiliated with a "rail carrier," within the meaning of Title 49, U.S.C. Neither the Company nor any of its Subsidiaries is a "carrier" or other Person to which 49 U.S.C. Section 11301(b)(1) is applicable.

     4.19 Environmental Regulation, Etc.
          ------------------------------

          (a) Except as set forth on Schedule 4.19, to the knowledge of the
                                     -------------
Company, each of the Company and its Subsidiaries (i) has no liability under any Environmental Law or common law cause of action relating to or arising from environmental conditions which could have a Material Adverse Effect, and any property owned, operated, leased, or used by the Company and its Subsidiaries and any facilities and operations thereon comply with all applicable Environmental Laws except to the extent that failure to comply could have a Material Adverse Effect; (ii) has not entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law which could have a Material Adverse Effect; and (iii) has no reason to believe that any of the items enumerated in clause (ii) of this paragraph will be forthcoming.

          (b) Except as set forth on Schedule 4.19, to the knowledge of the
                                     -------------
Company: (i) each of the Company and its Subsidiaries has not generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste, except in accordance with applicable Environmental Laws; (ii) the Company has no knowledge of any Release or Threat of Release of a Hazardous Material at any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries; (iii) the Company and its Subsidiaries have never had Hazardous Material transported from any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries for treatment, storage, or disposal at any other place, except in accordance with applicable Environmental Laws except such noncompliance which could not reasonably be expected to have a Material Adverse Effect; (iv) the Company and its Subsidiaries do not presently own, operate, lease or use any site on which underground storage tanks are or were located; (v) the Company and its Subsidiaries have never placed underground storage tanks on any site owned, operated, leased or used by the Company or any of its Subsidiaries; (vi) the Company and its Subsidiaries have never removed underground storage tanks from any site presently or formerly owned, operated, leased or used by the Company or any of its Subsidiaries; and (vii) the Company and its Subsidiaries have never had a Lien imposed by any

Governmental Body on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company or any of its Subsidiaries in connection with the presence of any Hazardous Material.

     4.20 Properties and Assets.  The Company and its Subsidiaries have good
          ---------------------
record and marketable fee title to (or, in the case of licensed Property, valid licenses to) all real Property and all other Property and assets, whether tangible or intangible, owned by them and reasonably necessary in the conduct of business of the Company or such Subsidiaries, except defects in title which do not and will not have a Material Adverse Effect. All of the leases necessary in any material respect for the operation of their respective properties and assets, under which the Company or any of its Subsidiaries holds any Property or assets, real or personal, are valid, subsisting and enforceable and afford peaceful and undisturbed possession of the subject matter of the lease, and no material default by the Company or any of its Subsidiaries exists under any of the provisions thereof. All buildings, machinery and equipment of the Company and its Subsidiaries are in good repair and working order, except for ordinary wear and tear, and except as would have a Material Adverse Effect. All material current and proposed uses of such Property or assets of the Company and its Subsidiaries are permitted as of right and no regulation or ordinance interferes with such current or proposed uses. To the knowledge of the Company, there is no pending or formally proposed change in any such laws, regulations and ordinances which would have a Material Adverse Effect. Except as set forth on
Schedule 4.20, no condemnation proceeding is pending or, to the knowledge of the
-------------
Company, threatened against the Company or any of its Subsidiaries. All Property and assets of any kind (real or personal, tangible or intangible) of the Company and its Subsidiaries are free from all Liens except for (a) Liens which would not have a Material Adverse Effect; (b) Liens disclosed on Schedule
                                                                       --------
4.20 hereto; and (c) Permitted Liens.  Except as set forth on Schedule 4.20
----                                                          -------------
hereto, neither the Company nor any of its Subsidiaries has signed any material financing statement, as debtor or lessee, or any security agreement authorizing any secured party thereunder to file any such financing statement.

     4.21 Insurance.  A list of all insurance policies and fidelity bonds
          ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors under which the Company or any of its Subsidiaries may derive any material benefit is set forth on Schedule 4.21 hereof. There is no
                                            -------------
claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, reserved, denied or disputed by the underwriters of such policies or bonds or their agents where such question, reservation, denial or dispute would have a Material Adverse Effect. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Subsidiaries are otherwise in full compliance with the terms and conditions of all such policies and bonds. Except as set forth on Schedule 4.21, such policies of insurance and bonds (or other policies
         -------------
and bonds providing substantially similar insurance coverage) are and have been in full force and effect for at least the last year or since the inception of the Company or any of its Subsidiaries, as the case may be, and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting business similar to that presently conducted by the Company and its Subsidiaries. The Company knows of no threatened termination of any such policies or bonds.

     4.22 Employment Practices.  Except as set forth on Schedule 4.22 hereto,
          --------------------                          -------------
neither the Company nor any of its Subsidiaries is a party to or in the process of negotiating any collective bargaining or labor agreement or union contract. As of the date of this Agreement, there is no (a) charge, complaint or suit pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries respecting employment, hiring for employment, terminating from employment, employment practices, employment discrimination, terms and conditions of employment, safety, wrongful termination, or wages and hours, (b) unfair labor practice charge or complaint pending or, to the knowledge of the Company, threatened against, or decision or order in effect and binding on, the Company or any of its Subsidiaries before or of the National Labor Relations Board, (c) grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (d) strike, labor dispute, slow-down, work stoppage or other interference with work pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, or (e) to the knowledge of the Company, union organizing activities or union representation question threatened or existing with respect to any groups of employees of the Company or any of its Subsidiaries, which in the case of (a)-(e) above could be reasonably expected to have a Material Adverse Effect.

     4.23 Financial Statements.
          --------------------

          (a) The consolidated financial statements contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, and Annual Report on Form 10-K for the fiscal year ended December 31, 1996 together with the notes thereto (the "Financial Statements") fairly present in all material respects the financial position of the Company and its Subsidiaries on a consolidated basis on the dates of such statements and the results of their operations on the applicable basis for the periods covered thereby in accordance with GAAP, except, with respect to unaudited financial statements, the absence of notes thereto and statements of cash flows and subject to customary year-end adjustments; and have been prepared in accordance with GAAP consistently applied, except as otherwise stated therein.

          (b) As of December 31, 1996 and as of the date hereof and the Closing Date, and except as set forth in the Schedules hereto or in the SEC Reports, there are no material liabilities or claims relating to the Company or its Subsidiaries of any nature, whether accrued, absolute, contingent or otherwise, asserted or, to the Company's knowledge, unasserted, except liabilities or claims stated or adequately reserved against in the Financial Statements or liabilities or claims incurred in the ordinary course of the Company's and its Subsidiaries' operations which are not required to be reflected in the Financial Statements or in the notes thereto under GAAP. Nothing has come to the attention of the Company since the date of the Financial Statements which would indicate that the Financial Statements did not fairly present in all material respects the financial position of the Company and its Subsidiaries as of the respective dates thereof.

     4.24 Intellectual Property.
          ---------------------

          (a) Except as described on Schedule 4.24, the Company and its
                                     -------------
Subsidiaries
have exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights used in the business of the Company or any of its Subsidiaries and material to the Company and its Subsidiaries on a consolidated basis (collectively, "Intellectual Property"). There are no claims or demands of any other Person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or any of its Subsidiaries in respect thereof. The Company and its Subsidiaries have the right to use, free and clear of claims or rights of other Persons, all customer lists, designs, manufacturing or other processes, computer software systems, data compilations, research results and other information required for or incident to their products or their business as presently conducted or contemplated.

          (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or any of its Subsidiaries or used or to be used by the Company or any of its Subsidiaries in their business as presently conducted, and which are material to the Company and its Subsidiaries on a consolidated basis are listed on Schedule 4.24. All of such patents, patent applications,
              -------------
trademarks, trademark applications and registrations and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on Schedule 4.24, and have been
                                                -------------
properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such jurisdiction.

          (c) All material licenses or other agreements under which the Company or any of its Subsidiaries is granted rights in Intellectual Property are listed on Schedule 4.24. Except as set forth on Schedule 4.24, all said licenses or
   -------------                          -------------
other agreements are in full force and effect and there is no material default by any party thereto.

          (d) The Company and its Subsidiaries have taken all steps required in accordance with sound business practice and business judgment to establish and preserve their ownership of all material copyright, trade secret and other proprietary rights with respect to their products and technology. The Company and its Subsidiaries regularly require all professional and technical employees, and other employees having access to valuable non-public information of the Company or any of its Subsidiaries, to execute agreements under which such employees are required to convey to the Company or any of its Subsidiaries, as applicable, ownership of all inventions and developments conceived or created by them in the course of their employment and to maintain the confidentiality of all such information of the Company and its Subsidiaries. To the Company's knowledge, neither the Company nor its Subsidiaries made any such information available to any Person other than employees of the Company or any of its Subsidiaries except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. To the knowledge of the Company, there are no infringements by others of any of its or any Subsidiary's Intellectual Property rights.

          (e) To the knowledge of the Company, the present business, activities and products of the Company or any of its Subsidiaries do not infringe any intellectual property of any other Person, except where such infringement would not have a Material Adverse Effect. No proceeding charging the Company or any of its Subsidiaries with infringement of any adversely held Intellectual Property has been filed or is, to the knowledge of the Company, threatened to be filed. To the Company's knowledge, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any Person, including without limitation any former employer of any past or present employee of the Company or any of its Subsidiaries, except where such use would not have a Material Adverse Effect. Except as set forth on Schedule 4.24, neither the Company or any of its
                               -------------
Subsidiaries nor, to the knowledge of the Company, any of its or any Subsidiary's employees have any agreements or arrangements with any Persons other than the Company or any of its Subsidiaries related to confidential information or trade secrets of such Persons or restricting any such employee's engagement in business activities of any nature. The activities of the Company or any of its Subsidiaries or any of its or any Subsidiary's employees on behalf of the Company or any of its Subsidiaries do not violate any such agreements or arrangements known to the Company which any such employees have with other Persons (to the extent that such agreements and arrangements are enforceable under applicable law).

     4.25 Taxes.  The Company and its Subsidiaries, and any predecessors to the
          -----
Company and any of its Subsidiaries, have filed or obtained extensions of all Tax returns heretofore required by law to be filed by any of them. All material Taxes have been paid in full or are adequately provided for in accordance with GAAP on the financial statements of the applicable Person. All material deposits, Taxes and other assessments and levies required by law to be made, withheld, collected or provided for by the Company or any of its Subsidiaries including deposits with respect to Taxes constituting employees' income withholding taxes, have been duly made, withheld, collected or provided for and have been paid over to the proper federal, state or local authority, or are held by the applicable Person for such payment. No Liens arising from or in connection with Taxes have been filed and are currently in effect against the Company or any of its Subsidiaries, except for Liens for Taxes which are not yet due. Except as set forth on Schedule 4.25 hereto, neither the Company nor any
                             -------------
of its Subsidiaries, nor any predecessors thereto, has executed or filed with the IRS or any other taxing authority any agreement or document extending, or having the effect of extending, the period for assessment or collection of any Taxes. The federal income tax returns of the Company and each of its Subsidiaries, and any predecessors thereto, have been examined by the IRS, or the statute of limitations with respect to federal income taxes has expired, for all tax years to and including the fiscal year ended December 31, 1994 and, except as set forth on Schedule 4.25, any deficiencies have been paid in full or
                       -------------
are being contested in good faith by appropriate action or appropriate reserves therefor in accordance with GAAP have been established on the Company's or applicable Subsidiaries' books. Except as set forth on Schedule 4.25, neither
                                                        -------------
the Company nor any of its Subsidiaries is a party to any tax sharing agreement or arrangement. Except as set forth on Schedule 4.25, no audits or
                                        -------------
investigations are pending or, to the knowledge of the Company, threatened with respect to any tax returns or taxes of the Company or any of its Subsidiaries, or any predecessor thereto.

     4.26 Transactions with Affiliates.  Except as set forth on Schedule 4.26,
          ----------------------------                          -------------
there are no
material transactions, agreements or understandings, existing or presently contemplated between or among the Company or any of its Subsidiaries and any of its officers or directors or stockholders or any of their Affiliates or associates.

     4.27 Limitation on Subsidiary Payment Restrictions.  Except as set forth on
          ---------------------------------------------
Schedule 4.27 hereto, neither the Company nor any of its Subsidiaries is subject
-------------
to any consensual restriction on the ability of any such Subsidiary (a) to pay dividends or make any other distributions on such Subsidiary's Capital Stock to, or pay any indebtedness owing to, or repurchase or redeem any of such Subsidiary's Capital Stock from, the Company or any other Subsidiary of the Company, (b) to make any loans or advances to the Company or any other Subsidiary of the Company, or (c) to transfer any of its Property or assets to the Company or any other Subsidiary.

     4.28 No Other Business.  The Company has not and is not engaged in any
          -----------------
material respect in any business other than the design, development, production, marketing and sale of interactive slot machines.


                                   ARTICLE V
                    PURCHASE FOR INVESTMENT; SOURCE OF FUNDS

     5.1  Purchase for Investment.  The Purchaser represents that (a) by reason
          -----------------------
of its business and financial experience, and the business and financial experience of those persons, if any, retained by it to advise it with respect to its investment in the Units, it together with such advisers have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, (b) it is an accredited investor as defined in Regulation D under the Securities Act and (c) it is purchasing the Units for its own account or for one or more separate accounts maintained by it or for the account of one or more institutional investors on whose behalf the Purchaser has authority to make this representation for investment and not with a view to the distribution or other disposition thereof or with any present intention of distributing or selling any of the Units except in compliance with the Securities Act and except to one or more such institutional investors, provided that the disposition of the Purchaser's or such investor's property shall at all times be within its control. The Purchaser understands and agrees that the Units have not been registered under the Securities Act and may be resold (which resale is not now contemplated) only if registered pursuant to the provisions thereunder or if an exemption from registration is available.

     5.2  Authority.  The Purchaser represents that it has full power and
          ---------
authority and has taken all action necessary to authorize it to enter into and perform its obligations under this Agreement and all other Transaction Documents and other documents or instruments contemplated hereby or thereby. This Agreement is the legal, valid and binding obligation of such Purchaser, and is enforceable against it in accordance with its terms.

     5.3  Broker's or Finder's Commissions.  In addition to and not in
          --------------------------------
limitation of any other
rights hereunder, the Purchaser agrees that it will indemnify and hold harmless the Company and its Subsidiaries from and against any and all claims, demands or liabilities for broker's, finder's, placement agent's or other similar fees or commissions and any and all liabilities with respect to any taxes (including interest and penalties) payable or incurred or alleged to have been incurred by the Purchaser or any Person acting or alleged to have been acting on the Purchaser's behalf, in connection with this Agreement, the issuance or sale of the Units or any other transaction contemplated by any of the Transaction Documents.

     5.4  Acknowledgment of Gaming Restrictions.  The Purchaser acknowledges
          -------------------------------------
that pursuant to the Gaming Laws approvals from the Gaming Authorities shall be required in order for the Purchaser or any Holder to acquire control (as defined in the Gaming Laws) of the Company.


                                   ARTICLE VI
                       REDEMPTIONS AND OFFERS TO PURCHASE

     6.1  Notice of Redemption.  If the Company elects or is required to redeem
          --------------------
Senior Discount Notes pursuant to Section 6.6 hereof, at least 30 days but not more than 60 days before any Redemption Date, the Company shall mail by first class mail a notice of redemption to the registered address of each Holder of Senior Discount Notes or portions thereof that are to be redeemed. With respect to any redemption of Senior Discount Notes, the notice shall identify the Senior Discount Notes or portions thereof to be redeemed and shall state: (i) the Redemption Date; (ii) the Redemption Price for the Senior Discount Notes and the amount of unpaid and accrued interest on such Senior Discount Notes as of the date of redemption; (iii) if any Senior Discount Note is being redeemed in part, the portion of the principal amount of such Senior Discount Note to be redeemed and that, after the Redemption Date, upon surrender of such Senior Discount Note, a new Senior Discount Note or Senior Discount Notes in principal amount equal to the unredeemed portion will be issued; (iv) that Senior Discount Notes called for redemption must be surrendered to the Company to collect the Redemption Price for such Senior Discount Notes; (v) that, unless the Company defaults in paying the Redemption Price, interest on Senior Discount Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Senior Discount Notes is to receive payment of the Redemption Price upon surrender to the Company of the Senior Discount Notes redeemed; and (vi) if fewer than all the Senior Discount Notes are to be redeemed, the identification of the particular Senior Discount Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Senior Discount Notes to be redeemed and the aggregate principal amount of Senior Discount Notes to be outstanding after such partial redemption.

     6.2  Selection of Senior Discount Notes to be Redeemed or Purchased.  If
          --------------------------------------------------------------
less than all outstanding Senior Discount Notes are to be redeemed or if less than all Senior Discount Notes tendered pursuant to an Offer are to be accepted for payment, the Company shall select the outstanding Senior Discount Notes to be redeemed or accepted for payment in compliance with the requirements of the principal national securities exchange, if any, on which the Senior

Discount Notes are listed or, if the Senior Discount Notes are not listed on a securities exchange, on a pro rata basis, by lot or by any other method that the Company deems fair and appropriate. The Company shall select for redemption or purchase Senior Discount Notes or portions of Senior Discount Notes in principal amounts of $1,000 or integral multiples thereof; except that if all of the Senior Discount Notes of a Holder are selected for redemption or purchase, the aggregate principal amount of the Senior Discount Notes held by such Holder, even if not a multiple of $1,000, may be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Agreement that apply to Senior Discount Notes called for redemption or tendered pursuant to an Offer also apply to portions of Senior Discount Notes called for redemption or tendered pursuant to an Offer.

     6.3  Effect of Notice of Redemption.  Once notice of redemption is mailed
          ------------------------------
to the Holders, Senior Discount Notes called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Company, the Senior Discount Notes called for redemption shall be paid at the Redemption Price on the Redemption Date.

     6.4  Payment of Redemption Price.  On or prior to any Redemption Date, the
          ---------------------------
Company shall segregate money sufficient to pay the Redemption Price of all Senior Discount Notes to be redeemed on that date. Unless the Company defaults in the payment of such Redemption Price, interest on the Senior Discount Notes to be redeemed will cease to accrue on such Senior Discount Notes on the applicable Redemption Date, whether or not such Senior Discount Notes are presented for payment. If a Senior Discount Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Discount Note was registered at the close of business on such Record Date. If any Senior Discount Note called for redemption shall not be so paid upon surrender for redemption, interest will be paid on the unpaid principal, premium, if any, and interest from the Redemption Date until such principal, premium and interest is paid, at the rate of interest provided in the Senior Discount Notes and Section 7.1. If a Redemption Date is a non-Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from the Redemption Date to such succeeding Business Day.

     6.5  Senior Discount Notes Redeemed in Part.  Upon surrender of a Senior
          --------------------------------------
Discount Note that is redeemed in part, the Company shall issue to the Holder thereof at the Company's expense a new Senior Discount Note equal in principal amount to the unredeemed portion of the Senior Discount Note surrendered.

     6.6  Optional and Mandatory Redemption.
          ---------------------------------

          (a) The Senior Discount Notes will be subject to redemption, in whole or from time to time in part (in multiples of $1,000 of principal amount) at the option of the Company at the price per $1,000 principal amount at maturity with respect to any Redemption Date appearing opposite the period in which such Redemption Date occurs, plus any accrued and unpaid interest to the Redemption
Date:

                        Period                          Price per $1,000 Principal Amount
                        ------                          ---------------------------------
                     October 1997                                   $  833.33
                     November 1997                                  $  837.19
                     December 1997                                  $  848.49
                     January 1998                                   $  859.78
                     February 1998                                  $  871.08
                     March 1998                                     $  882.38
                     April 1998                                     $  894.61
                     May 1998                                       $  906.85
                     June 1998                                      $  919.09
                     July 1998                                      $  931.32
                     August 1998                                    $  943.56
                     September 1998                                 $  955.79
                     October 1998                                   $  969.05
                     November 1998                                  $  982.30
                     December 1998                                  $  995.56
                     January 1999                                   $  997.20
                     February 1999                                  $  998.84
                     After February 28, 1999                        $1,000.00

          (b) Notwithstanding any other provision hereof, if any Gaming Authority requires that the Purchaser or any Holder or beneficial owner of the Securities must be licensed, qualified or found suitable under any Gaming Laws in order to maintain any material gaming license, registration or approval of the Company, or its Gaming Subsidiaries under such Gaming Laws, and the Purchaser, Holder or beneficial owner of the Securities fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by any Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Purchaser, Holder or beneficial owner is not so licensed, qualified or found suitable, the Purchaser, Holder or beneficial owner of the Securities shall comply with any order by such Gaming Authorities that such Person dispose of any Securities held by it; provided, however, that in the event the Purchaser, Holder or beneficial owner of the Securities does not comply with such order within the required period, the Company shall have the option as its sole remedy with respect to the Senior Discount Notes to call for redemption of the Senior Discount Notes of such Purchaser, Holder or beneficial owner at a price in cash equal to the Accreted Value thereof on the Redemption Date, plus accrued and unpaid interest to the Redemption Date, and except as may be required by any Gaming Authority, the Company shall comply with the procedures contained in the Senior Discount Notes for redemption of the Senior Discount Notes. The Company shall pay or reimburse any Purchaser, Holder or beneficial owner of the Securities who is required to apply for a license, qualification or finding of suitability, for the costs or expenses incurred therewith except with respect to any Purchaser, Holder or beneficial owner of the Securities whose affirmative actions have directly caused such Purchaser, Holder or beneficial owner to so apply.

          (c) On the date which is four years following the Closing Date, the Company shall redeem $5.0 million in principal amount of the Senior Discount Notes (without prepayment penalty or premium) at 100% of the principal amount so redeemed, plus any accrued and unpaid interest thereon to the Redemption Date.

          (d) Upon any partial prepayment or redemption of the Senior Discount Notes, the principal amount so prepaid or redeemed shall be allocated to all Senior Discount Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof, and a corresponding pro rata adjustment shall be made in the minimum denomination of a Senior Discount Note pursuant to
Section 11.1.

     6.7  Mandatory Offers.
          ----------------

          (a) Within 10 Business Days after any Change of Control Trigger Date, any Repayment Trigger Date or any Excess Proceeds Date, the Company shall mail a notice to each Holder containing all instructions and materials necessary to enable such Holders to tender Senior Discount Notes pursuant to the Offer and stating: (i) that an Offer is being made pursuant to Section 7.12, 7.13 or 7.18, as the case may be, the length of time the Offer shall remain open, and the maximum aggregate principal amount of Senior Discount Notes that the Company is required to purchase pursuant to such Offer; (ii) the purchase price for the Senior Discount Notes (as set forth in Section 7.12, 7.13 or 7.18, as the case may be), the amount of accrued and unpaid interest on such Senior Discount Notes as of the purchase date, and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Purchase Date")); (iii) that any Senior Discount Note not tendered will continue to accrue interest if interest is then accruing; (iv) that, unless the Company defaults in the payment of the purchase price on the Purchase Date, interest shall cease to accrue on such Senior Discount Notes on the Purchase Date; (v) that Holders electing to tender any Senior Discount Note or portion thereof will be required to surrender their Senior Discount Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Company at the address specified in Section 13.2 hereof prior to the close of business on the Business Day preceding the Purchase Date, provided that Holders electing to
                                          --------
tender only a portion of any Senior Discount Note must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Senior Discount Notes if the Company receives, not later than the close of business on the second Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Discount Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Senior Discount Notes purchased; (vii) that Holders whose Senior Discount Notes are accepted for payment in part will be issued new Senior Discount Notes equal in principal amount to the unpurchased portion of Senior Discount Notes surrendered, provided that only Senior Discount Notes in a
                            --------
principal amount of $1,000 or integral multiples thereof will be accepted for payment in part and (viii) if the Offer is made with respect to a Change of Control, the circumstances and relevant facts regarding such Change of Control.

          (b) On the Purchase Date for any Offer, the Company shall (i) in the case of an Offer resulting from a Change of Control, accept for payment all Senior Discount Notes or portions thereof tendered pursuant to such Offer, (ii) in the case of an Offer resulting from one or more Securities Sales or Mezzanine Debt Financings the aggregate Net Cash Proceeds of which exceed $40,000,000, accept for payment all Senior Discount Notes or portions thereof tendered pursuant to such Offer that can be purchased out of such Net Cash Proceeds and (iii) in the case of an Offer resulting from an Asset Disposition pursuant to which the Company or any Subsidiary has Excess Proceeds, accept for payment the maximum principal amount of Senior Discount Notes that can be purchased out of such Excess Proceeds.

          (c) With respect to any Offer, (i) if less than all of the Senior Discount Notes tendered pursuant to an Offer are to be accepted for payment by the Company for any reason, the Company shall select on or prior to the Purchase Date the Senior Discount Notes or portions thereof to be accepted for payment pursuant to Section 6.2; and (ii) unless the Company defaults in the payment of the purchase price for such Senior Discount Notes on the Purchase Date, interest shall cease to accrue on such Senior Discount Notes on the Purchase Date; provided, however, that if the Company fails to purchase all Senior Discount
--------  -------
Notes accepted for payment, the Company shall purchase on a pro rata basis all Senior Discount Notes accepted for payment and interest shall continue to accrue on all Senior Discount Notes not purchased.

          (d) Promptly after the Purchase Date with respect to an Offer, (i) the Company shall mail to each Holder of Senior Discount Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Senior Discount Notes, (ii) with respect to any tendered Senior Discount Note not accepted for payment in whole or in part, the Company shall return such Senior Discount Note to the Holder thereof, and (iii) with respect to any Senior Discount Note accepted for payment in part, the Company shall authenticate and mail to each such Holder a new Senior Discount Note equal in principal amount to the unpurchased portion of the tendered Senior Discount Note.

          (e) The Company will (i) publicly announce the results of the Offer on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer.

          (f) Notwithstanding Section 7.12 and Section 6.7, upon the occurrence of a Change in Control Trigger Date, in lieu of repurchasing Senior Discount Notes as required by Section 7.12, the Company may elect, instead, to call for redemption all Senior Discount Notes pursuant to Section 6.1 provided that the related Notice of Redemption is mailed to all holders not later than the last date that it would be required to commence a Mandatory Offer pursuant to Section
6.7 in respect of such Change in Control.


                                  ARTICLE VII
                                   COVENANTS

     7.1  Payment of Senior Discount Notes.  The Company shall pay the principal
          --------------------------------
of, and premium, if any, and interest on, the Senior Discount Notes on the dates and in the manner provided in the Senior Discount Notes. Holders must surrender their Senior Discount Notes to the Company to collect principal payments. Principal, premium, or interest shall be considered paid on the date due if, by 2:00 p.m., Boston, Massachusetts time, on such date, the Company shall have executed wire transfers in immediately available funds designated for and sufficient to pay such principal, premium or interest. To the extent lawful, the Company shall pay interest (including Post-Petition Interest) on overdue principal, premium and interest (without regard to any applicable grace period) at a rate equal to 1.5% per annum in excess of the then applicable interest rate on the Senior Discount Notes.

     7.2  Reports.
          -------

          (a) To the extent permitted by applicable law or regulation, whether or not the Company is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. The Company shall mail to the holders of the Senior Discount Notes and the Warrants at their addresses appearing in the register of Senior Discount Notes or Warrants, as applicable, at the time of such mailing, within 10 days after it files the same with the Commission, all information, documents and reports that it is required to file with the Commission pursuant to this
Section 7.2. If the Company is not permitted by applicable law or regulations to file the aforementioned reports, the Company (at its own expense) shall mail to the holders of the Senior Discount Notes and Warrants at their addresses appearing in the register of Senior Discount Notes or Warrant, as applicable, at the time of such mailing within 5 days after it would have been required to file such information with the Commission, all information and financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to the disclosure that the Company would have been required to include in annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, if the Company was subject to the requirements of such Section 13 or 15(d) of the Exchange Act.

          (b) At any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, upon the request of a holder of a Senior Discount Note or Warrant, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such holder or to a prospective purchaser of such Senior Discount Note or Warrant designated by such holder, as the case may be, in order to permit compliance by such holder with Rule 144A under the Securities Act.

     7.3  Compliance Certificate.
          ----------------------

          (a) The Company shall deliver to the Holders, within 135 days after the end of each fiscal year of the Company, an Officers' Certificate stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Agreement and the Senior Discount Notes, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, (A) the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Company has taken or proposes to take with respect thereto), and
(B) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest on, the Senior Discount Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Officers' Certificate delivered pursuant to Section 7.3(a) shall be accompanied by a written statement of Deloitte & Touche LLP, the Company's independent public accountants (or another independent accounting firm of established national reputation reasonably satisfactory to the Holders), that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Sections 7.1, 7.5, 7.7, 7.10, 7.13, or Article VIII, or if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company will, so long as any of the Senior Discount Notes are outstanding, deliver to the Holders, promptly after any Officer of the Company becomes aware of (i) any Default or Event of Default, or (ii) any default or event of default under any other mortgage, agreement or instrument that could result in an Event of Default under Section 9.1, an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

     7.4  Stay, Extension and Usury Laws.  The Company covenants (to the extent
          ------------------------------
that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Agreement and the Senior Discount Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holders pursuant to this Agreement, but will suffer and permit the execution of every such power as though no such law has been enacted.

     7.5  Limitation on Restricted Payments.
          ---------------------------------

          (a) The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Restricted Payment, except (i) payments, prepayments, repurchases, redemptions and acquisitions with respect to Indebtedness not incurred in violation of Section 7.7, and (ii) Restricted Payments by the Company or the Subsidiaries if (A) at the time of and after giving effect to the proposed Restricted Payment no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,
(B) at the time of and immediately after giving effect to the proposed Restricted Payment, the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 7.7(b) and (C) at the time of and immediately after giving effect to the proposed Restricted Payment (the value of any such payment if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution, provided
                                                                       --------
that in the event such value exceeds $1,000,000 such determination shall be supported by a fairness opinion of an Independent Financial Advisor) the aggregate amount of all Restricted Payments (excluding all payments, investments, redemptions, repurchases, retirements and other acquisitions described in clauses (ii), (iii) and (iv) of Section 7.5(b) below) declared or made after the date hereof does not exceed an amount equal to the sum of (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the first month of the first fiscal quarter after the date hereof in which Consolidated Net Income is positive through the last full fiscal quarter for which quarterly or annual financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus (B) an amount equal to 100% of the aggregate Net Cash Proceeds received by the Company from the issuance and sale (other than to a Subsidiary of the Company) of Qualified Capital Stock to the extent that such proceeds are not used to redeem, repurchase, return or otherwise acquire Capital Stock or any Indebtedness of the Company or any Subsidiary pursuant to clause (iii) of
Section 7.5(b), plus (c) an amount equal to 100% of the aggregate principal amount of any Indebtedness incurred after the date hereof converted into Qualified Capital Stock.

          (b) Notwithstanding Section 7.5(a), the following Restricted Payments may be made: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement; (ii) the payment of any dividend on the Company's Redeemable Convertible Preferred Stock in accordance with the dividend provisions set forth in the Company's Articles of Incorporation for such Redeemable Convertible Preferred Stock as in effect on the date hereof;
(iii) the redemption, repurchase, retirement or other acquisition for value of any Capital Stock or any Indebtedness of the Company or any Subsidiary in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of Qualified Capital Stock of the Company; (iv) the redemption of the Senior Discount Notes under the circumstances set forth in this Agreement and (v) Restricted Payments which do not exceed an aggregate of $1,000,000 after the date hereof.

     7.6  Corporate Existence.  Subject to Article VIII, the Company will do or
          -------------------
cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or similar existence of each of its Subsidiaries in accordance with the respective organizational documents of each of its Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required
                     --------  -------
to preserve any such right, license or franchise, or the corporate or similar existence of any Subsidiary, if the Company's Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the holders of the Senior Discount Notes and the Warrants.

     7.7  Limitation on Indebtedness.
          --------------------------

          (a) Except as set forth in this Section 7.7, the Company shall not, and shall not permit any Subsidiary, after the date hereof, directly or indirectly, to Incur any Indebtedness (including Acquired Indebtedness). For purposes of this Agreement, Indebtedness of any Acquired Person that is not a Subsidiary, which Indebtedness is outstanding at the time such Person is acquired by the Company or a Subsidiary or becomes, or is merged into or consolidated with, a Subsidiary, shall be deemed to have been Incurred by the Company or the acquiring Subsidiary at the time such Acquired Person becomes, or is merged into or consolidated with, a Subsidiary.

          (b) Notwithstanding Section 7.7(a) and in addition to Indebtedness permitted to be Incurred under Section 7.7(c), the Company or any Subsidiary may Incur Pari Passu Indebtedness or Subordinated Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness, (ii) on the date of the Incurrence of such Indebtedness, the Consolidated Interest Coverage Ratio of the Company and its Subsidiaries at the time of such Incurrence, after giving pro forma effect thereto, is not less than 2.0 to 1, and (iii) any Subordinated Indebtedness so Incurred under this Section 7.7(b) by its terms, or by the terms of any agreement or instrument pursuant to which such Subordinated Indebtedness is Incurred, (A) does not provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final stated maturity of the Senior Discount Notes and (B) does not permit redemption or other retirement thereof (including pursuant to an offer to purchase made by the Company) at the option of the holder thereof prior to the final stated maturity of the Senior Discount Notes, other than a redemption or other retirement at the option of the holder of such Subordinated Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in
Section 7.12.

          (c) Notwithstanding Section 7.7(a) and in addition to Indebtedness permitted to be Incurred under Section 7.7(b), the Company and its Subsidiaries may Incur, after the date hereof, any of the following Indebtedness:

              (i) Indebtedness outstanding at the date hereof as set forth on
     Schedule 4.8, including the Indebtedness evidenced by the Senior Discount
     ------------
     Notes;

              (ii) Indebtedness to any Wholly-Owned Subsidiary of the Company or Indebtedness of any Subsidiary to the Company (provided that such Indebtedness is at all times held by the Company or a Wholly-Owned Subsidiary of the Company); provided, however, that for purposes of this
                                 --------  -------
     Section 7.7, upon either (A) the transfer or other disposition by any such Wholly-Owned Subsidiary of any Indebtedness so permitted to a Person other than the Company or another Wholly-Owned Subsidiary of the Company or (B) the issuance, sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Subsidiary to a Person other than the Company or another such Wholly-Owned Subsidiary, the provisions of this clause (ii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by the Company at the time of such transfer or other disposition;

              (iii) Refinancing Indebtedness with respect to Indebtedness that was Incurred prior to the date hereof or, if incurred after the date hereof, was Incurred in compliance with the provisions of this Agreement; provided, however, that (A) the principal amount of such Refinancing
     --------  -------
     Indebtedness shall not exceed the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded (plus the amount of fees, costs and expenses incurred and the amount of any premium, penalties, breakage costs and other similar amounts required to be paid in connection with such refinancing pursuant to the terms of the instrument governing the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish a refinancing by means of a tender offer or privately negotiated repurchase, which determination shall be supported by a fairness opinion from an Independent Financial Advisor, plus the fees, costs and expenses of such tender offer or repurchase); and (B) the Refinancing Indebtedness shall (1) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded; (2) not have a final scheduled maturity earlier than the final scheduled maturity of the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; (3) not permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded; and (4) rank no more senior or be at least as subordinated, as the case may be, in right of payment to the Senior Discount Notes as the

     Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded;

              (iv) Senior Indebtedness of the Company not to exceed an aggregate of $10,000,000 Incurred in connection with the Company's establishment of a senior secured credit facility with a bank or other lending institution; and

              (v) Indebtedness of the Company or any Subsidiary in an aggregate amount not exceeding $10,000,000, whether or not secured by a Lien, the proceeds of which are used solely to purchase assets acquired in the ordinary course of business.

     7.8  Limitation on Transactions with Affiliates.
          ------------------------------------------

          (a) Neither the Company nor any of its Subsidiaries shall enter into any transaction or series of transactions to sell, lease, transfer, exchange or otherwise dispose of any of its properties or assets to or to purchase any property or assets from, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company, make any Investment in or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company (each, including any series of transactions with one or more Affiliates, an "Affiliate Transaction"), unless the Board of Directors of the Company or the relevant Subsidiary determines, as evidenced by a Board Resolution, that the terms of such Affiliate Transaction are fair and reasonable to the Company and no less favorable to the Company or the relevant Subsidiary than those that could have been obtained at that time in a comparable arms-length transaction by the Company or such Subsidiary with an unrelated Person.

          (b) Neither the Company nor any of its Subsidiaries shall enter into an Affiliate Transaction involving or having a potential aggregate value of more than $1,000,000 unless, in addition to the requirements of (a) above, (i) such transaction has been approved by a majority of the Board of Directors of the Company or the relevant Subsidiary who have no direct or indirect interest in the Affiliate Transaction or in the Affiliate that is a party to the Affiliate Transaction, or in any other party that is an Affiliate of any such Affiliate, and (ii) the Company shall have delivered to the Holders an Officers' Certificate certifying that the conditions set forth in clause (b)(i) above have been satisfied.

          (c) Neither the Company nor any of its Subsidiaries shall enter into an Affiliate Transaction involving or having a potential aggregate value of more than $5,000,000 unless, in addition to the requirements of (a) and (b) above, the Board of Directors of the Company or the relevant Subsidiary shall first have received a written opinion from an Independent Financial Advisor for the benefit of the Company and the Holders, which firm is not receiving any contingent fee or other consideration directly or indirectly related to the successful completion of the Affiliate Transaction, to the effect that the proposed Affiliate Transaction is fair to the Company from a financial point of view.

          (d) The provisions of this Section 7.8 shall not apply to (i) any Restricted Payment that is made in compliance with the provisions of Section 7.5, (ii) the reasonable and customary fees and compensation paid to or indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or such Subsidiary or the senior management thereof in good faith, (iii) transactions exclusively between or among the Company and any Wholly-Owned Subsidiary or exclusively between or among Wholly-Owned Subsidiaries provided such transactions are not otherwise prohibited by this Agreement, and (iv) any Affiliate Transaction in existence as of the date hereof, the terms of which are listed on Schedule 4.26.
          -------------

     7.9  Limitation on Liens.  The Company shall not, and shall not permit any
          -------------------
of its Subsidiaries to, Incur, assume, suffer to exist, create or otherwise cause to be effective any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness except: (a) Permitted Liens (other than Permitted Liens described in clause (i) of the definition thereof), (b) Liens existing as of the date hereof (and any extension, renewal or replacement Liens upon the same Property subject to such Liens, provided the principal amount of Indebtedness secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the principal amount of Indebtedness secured by the Lien theretofore existing, plus amounts described in Section 7.7(c)(iii)(A) with respect to permitted Refinancing Indebtedness), (c) after the Security Opinion Date, Liens securing Indebtedness of any Subsidiary of the Company, provided that (i) such Liens are limited to Property or assets of such
         --------
Subsidiary, (ii) the Indebtedness secured by such Liens was not Incurred in violation of this Agreement and (iii) the Indebtedness secured by such Liens is not subordinated to or junior in right or priority of payment in any respect to any other Indebtedness of such Subsidiary; (d) after both the Security Opinion Date and the Pledge Opinion Date, Liens as defined in clause (i) of the definition of Permitted Liens; and (e) Liens replacing, extending or renewing, in whole or in part, any Lien described in the foregoing clauses (a) through
(d), including in connection with any refinancing of the Indebtedness, in whole or in part, secured by any such Lien effected in accordance with Section 7.7, provided that if any such clauses limit the amount secured by or the Property or
--------
assets subject to such Liens, no such replacement, extension or renewal shall increase the amount of Indebtedness or the Property or assets subject to such Liens.

     7.10 Payment of Taxes and Other Claims.  The Company shall, and shall cause
          ---------------------------------
each of its Subsidiaries to, pay or discharge, before the same shall become delinquent, (a) all Taxes, assessments and governmental charges (including withholding taxes and penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of the Company or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid might by law become a Lien upon the Property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay
              --------  -------
or discharge or cause to be paid or discharged any such Tax, assessment, charge or claim if either (i) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (ii) the failure to make such payment or effect such discharge (together with all other such failures) would not have a Material Adverse Effect.

     7.11 Restrictions Against Limitations on Upstream Payments.  The Company
          -----------------------------------------------------
shall not, and shall not permit any Subsidiary of the Company to, create or otherwise cause or suffer to exist or to become effective any Payment Restriction or other encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or a Subsidiary of the Company, or (c) transfer any of its Properties or assets to the Company or any Subsidiary of the Company, except for such Payment Restrictions or encumbrances existing under or by reason of: (i) applicable law; (ii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in contemplation of or in connection with such acquisition), provided, that such restriction is not applicable to any
                        ---------
Person, or the Property or assets of any Person, other than the Acquired Person;
(iii) non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (iv) instruments governing purchase money Indebtedness for Property acquired in the ordinary course of business that only impose restrictions on the Property so acquired; (v) any agreement for the sale or disposition of the Capital Stock or assets of such Subsidiary, provided
                                                                       --------
that such restriction is only applicable to such Subsidiary or assets, as applicable; or (vi) Refinancing Indebtedness permitted under this Agreement with respect to Indebtedness described in clauses (ii), (iii) or (iv), provided that
                                                                  --------
the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the instrument governing the Indebtedness being refinanced immediately prior to such refinancing.

     7.12 Change of Control.  Upon the occurrence of a Change of Control (such
          -----------------
date being the "Change of Control Trigger Date"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Senior Discount Notes pursuant to the Offer (but, with respect to any partial tender of Senior Discount Notes, the Company shall only be required to purchase principal amounts in integral multiples of $1,000) at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the Purchase Date. The Offer shall be effected in accordance with
Section 6.7 and Article VI (to the extent applicable) and the provisions of this
Section 7.12; provided, however, that this Section 7.12 shall not apply if the Company instead elects to redeem all Senior Discount Notes as provided in
Section 6.7(f).

     7.13 Redemption from the Proceeds of Securities Sales and Mezzanine Debt
          -------------------------------------------------------------------
Financings.
----------

          (a) The Company will not, and will not permit any of its Subsidiaries to, undertake any Securities Sale or any Mezzanine Debt Financing, unless: (i) the Company or the applicable Subsidiary receives consideration, which, at the time of such Securities Sale or

Mezzanine Debt Financing, is at least equal to the fair market value of the Capital Stock or other equity or debt securities sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company evidenced by a Board Resolution); and (ii) the Net Cash Proceeds received by the Company or such Subsidiary, as the case may be, from such Securities Sale or Mezzanine Debt Financing are applied in accordance with this Section 7.13.

          (b) As soon as practicable, but in no event later than 10 Business Days after any date (with respect to both a Securities Sale or a Mezzanine Debt Financing, a "Repayment Trigger Date") that the aggregate amount of Net Cash Proceeds from all such Securities Sales or Mezzanine Debt Financings occurring on or after the date hereof exceed $40,000,000, the Company shall commence an Offer to purchase the maximum principal amount of Senior Discount Notes that may be purchased out of such Net Cash Proceeds, at an offer price per $1,000 principal amount equal to the price set forth in Section 6.6(a) opposite the period in which the Purchase Date occurs, plus accrued and unpaid interest to the Purchase Date. The Offer shall be effected in accordance with Section 6.7 and Article VI (to the extent applicable) and the provisions of this Section
7.13. To the extent that any such Net Cash Proceeds remain after completion of an Offer, the Company may use the remaining amount for any purpose permitted by this Agreement.

     7.14 Maintenance of Properties.  The Company will cause all properties used
          -------------------------
or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order, subject to normal wear and tear, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.14 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Company in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

     7.15 Maintenance of Insurance.  The Company shall, and shall cause its
          ------------------------
Subsidiaries to, (a) keep at all times all of their properties which are of an insurable nature insured against loss or damage with financially sound and reputable insurers to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice, and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner customary for corporations in similar business similarly situated. The Company shall, and shall cause its Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate, except to the extent that a different use of such proceeds is, as determined by the Company, in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

     7.16 Compliance with Laws.  The Company shall comply, and shall cause each
          --------------------
of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliance as would not in the aggregate have a Material Adverse Effect.

     7.17 Limitation on Issuances and Dispositions of Capital Stock of
          ------------------------------------------------------------
Subsidiaries.  The Company (a) shall not, and shall not permit any Subsidiary
------------
to, transfer, convey, sell, or otherwise dispose of any Capital Stock, or securities convertible into or exercisable or exchangeable for, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary to any Person (other than the Company or a Wholly-Owned Subsidiary) unless such transfer, conveyance, sale, lease or other disposition is of 100% of the Capital Stock of such Subsidiary held by the Company and the Net Cash Proceeds from such transfer, conveyance or sale are applied in accordance with
Section 7.18 hereof and (b) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into or exercisable or exchangeable for, or options, warrants, rights or any other interest with respect to, its Capital Stock to any Person other than to the Company or a Wholly-Owned Subsidiary

     7.18 Limitation on Sale of Assets.
          ----------------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to undertake an Asset Disposition unless (i) the Board of Directors of the Company or such Subsidiary, as applicable, determines in good faith that the Company or such Subsidiary, as applicable, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the assets sold or otherwise disposed of, (ii) no Default or Event of Default would occur as a consequence of (after giving effect, on a pro forma basis, to) such Asset Disposition, and (iii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that for purposes of this provision the amount of (A) any Indebtedness (other than Senior Discount Notes) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Disposition and which is secured by a Lien on the property or assets sold and (B) any securities or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary from such transferee into cash (or as to which the Company or such Subsidiary has received at or prior to the consummation of such Asset Disposition a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Disposition and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash.

          (b) Within 270 days after the receipt of any Net Cash Proceeds from an Asset Disposition, the Company may invest or commit such Net Cash Proceeds, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested (and providing such Net Cash Proceeds are, in fact, so invested, within an additional 90 days) in assets and Property (other than notes, bonds, obligations and securities of an entity not wholly-owned by the Company) which in the good faith reasonable judgment of the Company will immediately constitute or be part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction. Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by this Agreement. Any Net Cash Proceeds from an Asset Disposition that are not applied or invested as provided in the first sentence of this paragraph (including any Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute "Excess Proceeds."

          (c) Notwithstanding the provisions of (a) and (b) above:

              (i) the Company and such Subsidiaries may convey, sell, lease, transfer assign, or otherwise dispose of assets pursuant to and in accordance with Article VIII hereof; and

              (ii) the Company and such Subsidiaries may exchange assets held by the Company or a Subsidiary for one or more Related Businesses of any Person owning one or more Related Businesses; provided, that the Board of Directors of the Company has determined that the terms of any such exchange are fair and reasonable and the Fair Market Value of the assets received by the Company are approximately equal to the Fair Market Value of the assets exchanged by the Company.

          (d) For purposes of this Section 7.18, "Excess Proceeds Date" means each date on which the aggregate amount of Excess Proceeds exceeds $5,000,000. Within 30 days after each Excess Proceeds Date, the Company will make an Offer to each Holder to purchase, on a pro rata basis based on the respective principal amounts of Senior Discount Notes held by such Holders, the maximum principal amount of Senior Discount Notes then outstanding that may be purchased out of such Excess Proceeds, at an offer price per $1,000 principal amount equal to the price set forth in Section 6.6(a) opposite the period in which the Purchase Date occurs, plus any accrued and unpaid interest thereon to the Purchase Date. The Offer shall be effected in accordance with Section 6.7 and
Article VI (to the extent applicable) and the provisions of this Section 7.18.

          (e) If the amount required to acquire all Senior Discount Notes tendered pursuant to the Offer is less than the total Excess Proceeds, the Excess Proceeds may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of this Agreement. Upon commencement of any Offer made in accordance with the terms of this Section 7.18, the amount of Excess Proceeds existing at the time of the commencement of such Offer will be reduced to zero irrespective of the amount of Senior Discount Notes tendered pursuant to the Offer.

                                  ARTICLE VIII
                                   SUCCESSORS

     8.1  Merger or Consolidation.
          -----------------------

          (a) The Company shall not (i) consolidate with or merge into any other Person; (ii) permit any other Person to consolidate with or merge into the Company; (iii) permit any other Person to consolidate with, merge into or be merged into by, any Subsidiary (in a transaction in which such Subsidiary (or successor Person) remains (or becomes) a Subsidiary); and (iv) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety (except for any Permitted Disposition, or the merger or consolidation of any Subsidiary of the Company with or into, or the disposition of all or substantially all of the assets of any Subsidiary of the Company to, the Company or any Wholly-Owned Subsidiary of the Company) unless, in any such transaction:
                           ------

               (1) in the event the Company shall consolidate with or merge into another Person or shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Company as an entirety (for purposes of this Article VIII, a "Successor Company") shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume pursuant to the terms and conditions of this Agreement, in form reasonably satisfactory to the Holders, the due and punctual payment of the principal of (and premium, if any) and interest on all the Senior Discount Notes and the performance of every covenant of this Agreement on the part of the Company to be performed or observed;

               (2) immediately before and after giving effect to such transaction and treating any Indebtedness Incurred by the Company or a Subsidiary of the Company as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of such transaction, no Default or Event of Default shall have occurred and be continuing;

               (3) immediately after giving effect to such transaction, and treating any Indebtedness Incurred by the Company or any Subsidiary as a result of such transaction as having been Incurred at the time of such transaction, the Company or the Successor Company has a Consolidated Net Worth greater than or equal to the Consolidated Net Worth of the Company immediately prior to the closing of such transaction and the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 7.7(b); and

               (4) the Company has delivered to the Holders an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if the assumption of the obligations of the Company under this Agreement is required in connection with such transaction, such documents effecting such assumption, complies with this Article VIII and that all conditions precedent herein for relating to such transaction have been complied with, and, with respect to such Officers' Certificate, setting forth the manner of determination of the Consolidated Net Worth of the Company or, if applicable, the Successor Company and of the Incurrence of at least $1.00 of additional Indebtedness pursuant to Section 7.7(b).

          (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     8.2  Surviving Person Substituted.  Upon any consolidation or merger, or
          ----------------------------
any transfer of assets in accordance with Section 8.1, the Surviving Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such Surviving Person had been named as the Company herein. When a Successor Company assumes all of the obligations of the Company hereunder and under the Senior Discount Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.


                                   ARTICLE IX
                             DEFAULTS AND REMEDIES

     9.1  Events of Default.
          -----------------

          (a) Each of the following constitutes an "Event of Default": (i) the Company shall fail to make any payment in respect of (A) the principal of or premium, if any, on the Senior Discount Notes as the same shall become due, whether at maturity, upon acceleration, redemption or otherwise, or (B) interest on or in respect of any Senior Discount Notes as the same shall become due, and such failure shall continue for a period of 15 Business Days; (ii) failure by the Company for 30 days after receipt of notice from the Holders of at least 25% of the principal amount of the outstanding Senior Discount Notes to comply with any other provisions of this Agreement or any Senior Discount Notes; (iii) default under any mortgage, agreement or instrument under which there may be Incurred or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness now exists, or is created after the date hereof if (A) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such

Indebtedness at final maturity of such Indebtedness, and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $1,000,000; (iv) failure by the Company or any of its Subsidiaries to pay final judgments, the uninsured portion of which exceeds $1,000,000, which judgments are not paid, discharged, bonded or stayed for a period of 90 days after the date of entry thereof; (v) if under any Bankruptcy Law, (A) the Company or any Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its Property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstayed and in effect for 60 days, that is for relief against the Company or any Subsidiary in an involuntary case, appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the Property of the Company or any Subsidiary, or orders the liquidation of the Company or any Subsidiary; (vi) if the Company by September 30, 1998 has not delivered to the Purchaser both the opinions of counsel contemplated by Section 11.14(c) hereof; and (vii) any of the Transaction Documents shall cease, for any reason, to be in full force and effect in any material respect, except as a result of an amendment, waiver or termination thereof as contemplated or permitted hereby, or the Company shall so assert in writing.

          (b) Any notice of default delivered to the Company by the Holders of Senior Discount Notes must be in writing and must specify the Event of Default, demand that it be remedied and state that the notice is a "Notice of Default."

     9.2  Acceleration.
          ------------

          (a) If an Event of Default (other than an Event of Default under
Section 9.1(a)(v)) occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Senior Discount Notes may declare all outstanding Senior Discount Notes to be due and payable immediately and, upon such declaration, the principal amount of, and premium, if any, and any accrued and unpaid interest on, all such Senior Discount Notes, to the date of payment shall be due and payable immediately.

          (b) Notwithstanding anything to the contrary in this Agreement, if an Event of Default arises under Section 9.1(a)(v) the principal amount of, and premium, if any, and any accrued and unpaid interest on, all outstanding Senior Discount Notes shall ipso facto become and be immediately due and payable
                     ---- -----
without any declaration or other act on the part of any Holder.

          (c) To the extent permitted under Section 10.2(b), the Holders of a majority in aggregate principal amount of the then outstanding Senior Discount Notes by notice to the Company may rescind any declaration of acceleration of such Senior Discount Notes and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) if all existing Defaults and Events of Default (other than the nonpayment of principal of, or premium, if any, or interest on, the Senior Discount Notes which shall have become due by such declaration) shall have been cured or waived, and (iii) the Company has delivered to the Holders an Officers' Certificate to the effect of clauses (i) and (ii) above.

          (d) In the event of a declaration of acceleration under this Agreement because an Event of Default set forth in Section 9.1(a)(iii) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if either (i) the holders of the Indebtedness which is the subject of such Event of Default have waived such failure to pay at maturity or have rescinded the acceleration in respect of such Indebtedness within 10 days of such maturity or declaration of acceleration, as the case may be, and no other Event of Default has occurred during such 10-day period which has not been cured or waived, or (ii) such Indebtedness shall have been discharged or the maturity thereof shall have been extended such that it is not then due and payable, or the underlying default has been cured within 10 days of such maturity or declaration of acceleration as the case may be.

     9.3  Other Remedies.  If an Event of Default occurs and is continuing, the
          --------------
Holders may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Senior Discount Notes or to enforce the performance of any provision of the Senior Discount Notes or this Agreement. A delay or omission by any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     9.4  Waiver of Past Defaults.  Subject to the provisions of Sections 9.6
          -----------------------
and 10.2 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Senior Discount Notes by notice to the Company may on behalf of all Holders waive any existing Default or Event of Default and its consequences under this Agreement, except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Note (which may only be waived with the consent of each Holder affected). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; provided that no such waiver shall extend to any subsequent or other
           --------
Default or impair any right consequent thereon.

     9.5  Control by a Majority.  The Holders of a majority in principal amount
          ---------------------
of the Senior Discount Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Holders.

     9.6  Rights of Holders to Receive Payment.  Notwithstanding any other
          ------------------------------------
provision of this Agreement, the right of any Holder of a Senior Discount Note to receive payment of principal of, and premium, if any, and interest on such Senior Discount Note, on or after the respective dates expressed in such Senior Discount Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     9.7  Holders May File Proofs of Claim.  The Holders may file such proofs of
          --------------------------------
claim and other papers or documents as may be necessary or advisable to have the claims of the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceeding relative to the Company (or any other obligor upon the Senior Discount Notes), its creditors or its property.

     9.8  Undertaking for Costs.  In any suit for the enforcement of any right
          ---------------------
or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.


                                   ARTICLE X
                                   AMENDMENTS

     10.1 Amendments and Supplements Permitted Without Consent of Holders.
          ---------------------------------------------------------------
Notwithstanding Section 10.2, the Company may amend or supplement this Agreement or the Senior Discount Notes without the consent of any Holder to: (i) cure any ambiguity, defect or inconsistency; provided that such amendment does not adversely affect the rights of any Holder; (ii) provide for uncertificated Senior Discount Notes in addition to or in place of certificated Senior Discount Notes; (iii) provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article VIII in which the Company is not the Surviving Person; or (iv) make any change that would (A) provide any additional rights or benefits to Holders or (B) not adversely affect the legal rights under this Agreement of any Holder.

     10.2 Amendments and Supplements Requiring Consent of Holders; Other
          --------------------------------------------------------------
Consents.
--------

          (a) Except as otherwise provided in Sections 10.1 and 10.2(c), this Agreement and the Senior Discount Notes may be amended or supplemented with the written consent of the Holders of at least a majority of the aggregate principal amount of the then outstanding Senior Discount Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Discount Notes), and any existing Default or Event of Default or compliance with any provision of this Agreement or the Senior Discount Notes may be waived with the consent of Holders of at least a majority of the aggregate principal amount of the then outstanding Senior Discount Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Discount Notes).

          (b) Without the consent of each Holder affected, no amendment, supplement or waiver to this Agreement shall: (i) reduce the principal amount of Senior Discount Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Senior Discount Note, or alter the provisions with respect to the redemption of the Senior Discount Notes in a manner adverse to the Holders; (iii) reduce the rate of or change the time for payment of interest on any Senior Discount Note;
(iv) waive a

Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Senior Discount Notes (except that Holders of at least a majority in aggregate principal amount of the then outstanding Senior Discount Notes may (A) rescind an acceleration of the Senior Discount Notes that resulted from a non-payment default, and (B) waive the payment default that resulted from such acceleration); (v) make any Senior Discount Note payable in money other than that stated in the Senior Discount Notes; (vi) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest on, the Senior Discount Notes; (vii) waive a redemption payment with respect to any Senior Discount Note; or (viii) make any change in Section 9.4, Section 9.6 or this sentence.

          (c) It shall not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Agreement or waiver.

          (d) Except as otherwise specified in this Agreement, if any consent or approval of the Holders is required pursuant to the terms of this Agreement, such consent or approval shall be deemed to have been given if given by at least a majority of the aggregate principal amount of then outstanding Senior Discount Notes.

     10.3 Revocation and Effect of Consents.
          ---------------------------------

          (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Discount Note is a continuing consent by the Holder and every subsequent holder of a Senior Discount Note or portion of a Senior Discount Note that evidences the same Indebtedness as the consenting Holder's Senior Discount Note, even if notation of the consent is not made on any such Senior Discount Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Senior Discount Note or portion of a Senior Discount Note if the Company receives the notice of revocation before the date on which the Company mails to the Holders an Officers' Certificate certifying that the Holders of the requisite principal amount of Senior Discount Notes have consented (and not theretofore revoked such consent) to the amendment or waiver.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Senior Discount Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were holders of Senior Discount Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be holders of Senior Discount Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date.

          (c) After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in Section 10.2(b), in which case the amendment or waiver shall only bind each Holder that consented to it and every subsequent holder of a Senior Discount Note that evidences the same debt as the consenting Holder's Senior Discount Note.

     10.4 Notation on or Exchange of Senior Discount Notes.  The Company may
          ------------------------------------------------
place an appropriate notation about an amendment, supplement or waiver on any Senior Discount Note thereafter issued in exchange for any Senior Discount Note issued as of the date of such amendment, supplement or waiver. The Company in exchange for all Senior Discount Notes may issue new Senior Discount Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Senior Discount Note shall not affect the validity and effect of such amendment, supplement or waiver.

     10.5 Board Approval.  The Company may not sign an amendment, supplement or
          --------------
waiver with respect to this Agreement until the Board of Directors of the Company approves it.


                                   ARTICLE XI
                           THE SENIOR DISCOUNT NOTES

     11.1 Form and Dating.  The Senior Discount Notes shall be substantially in
          ---------------
the form of Exhibit A hereto, which exhibit is part of this Agreement.  The
            ---------
Senior Discount Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Senior Discount Notes and any notation, legend or endorsement on them. Subject to adjustment as provided in Section 6.6(c) hereof, the Senior Discount Notes shall be issued, and may be transferred only, in denominations of $100,000 and integral multiples thereof. The terms and provisions contained in the Senior Discount Notes shall constitute, and are hereby expressly made, a part of this Agreement and to the extent applicable, the Company, by its execution and delivery of this Agreement, expressly agrees to such terms and provisions and to be bound thereby.

     11.2 Execution and Authentication.  Two Officers of the Company (each of
          ----------------------------
whom shall have been duly authorized by all requisite corporate actions) shall sign each Senior Discount Note for the Company by manual or facsimile signature. If an Officer whose signature is on a Senior Discount Note no longer holds that office at the time the Senior Discount Note is issued, the Senior Discount Note shall nevertheless be valid. The Company's seal shall be reproduced on each Senior Discount Note.

     With respect to the sale and issuance of the Senior Discount Notes, the Company shall authorize for issuance, upon the execution and delivery of this Agreement, Senior Discount Notes in an aggregate principal amount up to $30,000,000. In no case shall the aggregate principal amount of outstanding Senior Discount Notes exceed $30,000,000 at any time, except as provided in Section 11.5.

     11.3 Transfer and Exchange.
          ---------------------

          (a) When Senior Discount Notes are presented to the Company with a request to register a transfer or to exchange them for an equal principal amount of Senior Discount Notes of other authorized denominations, the Company shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that any Senior Discount Note presented
                     --------  -------
or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company or duly executed by the Holder of such Senior Discount Note or by its attorney duly authorized in writing.

          (b) The Company shall not be required to issue, register the transfer of or exchange any Senior Discount Note (i) selected for redemption, in whole or in part, except the unredeemed portion of any Senior Discount Note being redeemed in part may be transferred or exchanged, or (ii) during an Offer if such Senior Discount Note is tendered pursuant to such Offer and not withdrawn.

          (c) No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 10.4 or 11.7 which the Company shall pay).

          (d) Prior to due presentment for registration of transfer of any Senior Discount Note, the Company may deem and treat the Person in whose name any Senior Discount Note is registered as the absolute owner of such Senior Discount Note (whether or not such Senior Discount Note shall be overdue and notwithstanding any notation of ownership or other writing on such Senior Discount Note made by anyone other than the Company) for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Senior Discount Note and for all other purposes, and notice to the contrary shall not affect the Company.

     11.4 Replacement Senior Discount Notes.  If any mutilated Senior Discount
          ---------------------------------
Note is surrendered to the Company, or if the Company receives evidence to its satisfaction of the destruction, loss or theft of any Senior Discount Note, the Company shall issue a replacement Senior Discount Note and each such replacement Senior Discount Note shall be an additional obligation of the Company. If the Company requires, the Holder must supply an indemnity bond that is sufficient in the judgment of the Company to protect the Company from any loss that any of them may suffer if a Senior Discount Note is replaced. The Company may charge for its reasonable expenses in replacing a Senior Discount Note.

     11.5 Outstanding Senior Discount Notes.  The Senior Discount Notes
          ---------------------------------
outstanding at any time are all the Senior Discount Notes the Company has issued except for those it has canceled, those delivered to it for cancellation, and those described in this Section 11.5 as not outstanding. If a Senior Discount Note is replaced pursuant to Section
11.4 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Company receives proof satisfactory to it that a bona fide purchaser holds the replaced Senior Discount Note. A mutilated Senior Discount Note ceases to be outstanding upon surrender of such Senior Discount Note and replacement thereof pursuant to Section 11.4 hereof. If the entire principal of, and premium, if any, and accrued interest on, any Senior Discount
Note is considered paid under Section 6.1, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 11.6, a Senior Discount Note does not cease to be outstanding because the Company or any Affiliate of the Company holds such Senior Discount Note.

     11.6 Treasury Senior Discount Notes.  In determining whether the Holders of
          ------------------------------
the required principal amount of Senior Discount Notes have concurred in any directions, waiver or consent, Senior Discount Notes owned by the Company or any Subsidiary or Affiliate of the Company shall be considered as though they are not outstanding. Notwithstanding the foregoing, Senior Discount Notes that the Company or any Affiliate of the Company offers to purchase or acquires pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or any Affiliate of the Company until legal title to such Senior Discount Notes passes to the Company or such Affiliate, as the case may be.

     11.7 Temporary Senior Discount Notes.  Until definitive Senior Discount
          -------------------------------
Notes are ready for delivery, the Company may prepare and issue temporary Senior Discount Notes. Temporary Senior Discount Notes shall be substantially in the form of definitive Senior Discount Notes but may have variations that the Company considers appropriate for temporary Senior Discount Notes. Without unreasonable delay, the Company shall prepare and issue definitive Senior Discount Notes in exchange for temporary Senior Discount Notes. Until such exchange, temporary Senior Discount Notes shall be entitled to the same rights, benefits and privileges as definitive Senior Discount Notes.

     11.8 Cancellation.  The Company shall cancel any Senior Discount Notes
          ------------
surrendered to it for registration of transfer, exchange, replacement, payment (including all Senior Discount Notes called for redemption and all Senior Discount Notes accepted for payment pursuant to an Offer) or cancellation. The Company may not issue new Senior Discount Notes to replace any Senior Discount Notes that have been canceled. If the Company or any Affiliate of the Company acquires any Senior Discount Notes (other than by redemption pursuant to Section
6.6 or an Offer pursuant to Section 6.7), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Senior Discount Notes unless and until such Senior Discount Notes are canceled pursuant to this Section 11.8.

     11.9 Defaulted Interest.  If the Company defaults in a payment of interest
          ------------------
on the Senior Discount Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Senior Discount Notes and Section 7.1. The Company shall fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company shall mail a notice that states the special record date, the related payment date and the amount of interest (including interest, if any, on the defaulted interest) to be paid.

     11.10  Record Date.  The record date for purposes of determining the
            -----------
identity of Holders of Senior Discount Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Agreement shall be 10 days prior to the first solicitation of such vote or consent.

     11.11  CUSIP Number.  A "CUSIP" number will be printed on the Senior
            ------------
Discount Notes, and the Company shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Discount Notes and that reliance may be placed only on the other identification numbers printed on the Senior Discount Notes. The Company will promptly notify the Holders of any change in the CUSIP number.

     11.12  Restrictive Legends.  Except as otherwise permitted by this Section
            -------------------
11.12, each Unit, and each constituent Senior Discount Note and Common Stock Purchase Warrant certificate (or Common Stock certificate issued on exercise thereof), issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

            IN ADDITION, ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND

            CONDITIONS CONTAINED IN, A SECURITIES PURCHASE AGREEMENT DATED AS OF SEPTEMBER 30, 1997, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

            PURSUANT TO PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 RELATING TO ORIGINAL ISSUE DISCOUNT AND TREASURY REGULATIONS PUBLISHED THEREUNDER, THE FOLLOWING INFORMATION IS PROVIDED: (1) THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT IN THE AMOUNT OF $269.42 PER $1,000 OF FACE AMOUNT; (2) THE ISSUE PRICE OF THIS SECURITY IS $730.58 PER $1,000 FACE AMOUNT; (3) THE ISSUE DATE OF THIS SECURITY IS SEPTEMBER 30, 1997; AND (4) THE YIELD TO MATURITY OF THIS SECURITY IS 16.64%.

     The Company shall maintain a copy of this Agreement and any amendments thereto on file in its principal office, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to the Purchaser upon its request.

     Whenever the legend requirement imposed by this Section 11.12 shall terminate, as hereinabove provided, the respective holders of Securities for which such legend requirements have terminated shall be entitled to receive from the Company, at the Company's expense, Senior Discount Notes or new Common Stock Purchase Warrant certificates, as applicable, without such legend.

     11.13  Notice of Transfer; Opinions of Counsel.  The holder of each Senior
            ---------------------------------------
Discount Note and Common Stock Purchase Warrant certificate (or Common Stock certificate issued on exercise thereof) bearing the restrictive legend set forth in Section 11.12 above (a "Restricted Security") agrees in connection with any transfer of such Restricted Security to give to the Company, upon request (a) written description of the manner or circumstances of such transfer and/or an opinion of counsel, which is knowledgeable in securities law matters (including in-house counsel or regular counsel to such Purchaser or its investment advisor), in form and substance reasonably satisfactory to the Company, to the effect that the transfer of such Restricted Security may be effected without registration of such Restricted Security under the Securities Act. If for any reason the Company (after having been furnished with the opinion required to be furnished pursuant to this Section 11.13) shall fail to notify such holder within 5 days after such holder shall have delivered such description and/or opinion to the Company that, in its or its counsel's opinion, the transfer may not be legally effective (the "Illegal Transfer Notice"), such holders shall thereupon be entitled to consummate the transfer of the Restricted Security as proposed; provided, however, that such procedure shall not be required, and any
          -----------------
such attempted transfer shall not be effective, in respect of a proposed transfer which is expressly prohibited by the terms of this Agreement because it represents an attempt to transfer Senior Discount Notes in an aggregate principal amount of less than $1,000,000 (subject to adjustment) in contravention of Section 11.1 hereof. If the holder of the Restricted Security delivers to the Company an opinion of counsel (including in-house counsel or regular counsel to such Purchaser or its investment adviser) in form and substance reasonably satisfactory to the Company that subsequent transfers of such Restricted Security will not require registration under the Securities Act, or if the Company does not provide the holders with an Illegal Transfer Notice as set forth above, the Company will promptly after such contemplated transfer deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in Section 11.12 above. The restrictions imposed by this Article XI upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Security as to which such restrictions shall have terminated shall be entitled to receive from the Company a new security of the same type but not bearing the restrictive Securities Act legend set forth in Section 11.12 and not containing any other reference to the restrictions imposed by this Article XI. Notwithstanding any of the foregoing, no opinion of counsel will be required to be rendered pursuant to this Section
11.13 with respect to the transfer of any Securities on which the restrictive legend has been removed in accordance with this Section 11.13. As used in this
Section 11.13, the term "transfer" encompasses any sale, transfer or other disposition of any Securities referred to herein.

    11.14  Security.
           --------

           (a) In order to secure the due and punctual payment of the principal of and interest on the Senior Discount Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal and, to the extent permitted by applicable law, interest, if any, on the Senior Discount Notes and the performance of all other obligations of the Company to the Holders under this Agreement and the Senior Discount Notes according to the terms hereunder or thereunder, the Company covenants and agrees to enter into, and to cause its Subsidiaries to enter into, (i) as soon as practicable and in any event no later than December 31, 1997 (the "Security Date") any security agreements, mortgages, financing statements, pledge agreements or security documents (the "Security Documents") as Purchaser shall reasonably require or request in order to grant a security interest to the Holders in the Collateral other than the Capital Stock of the Gaming Subsidiaries and (ii) as soon as practicable and in any event no later than March 31, 1998 (the "Pledge Date") any Security Documents as Purchaser shall reasonably require or request in order to grant a security interest to the Holders in the Collateral constituting the Capital Stock of the Gaming Subsidiaries, in each case for the equal and ratable benefit and security of the Holders without preference, priority or distinction of any thereof over any other by reason or difference in time of issuance, sale or otherwise. At the time the Security Documents are executed, the Company will have full right, power and lawful authority to grant, convey, hypothecate, assign, mortgage and pledge the property constituting the Collateral, in the manner and form done, or intended to be done, in this Agreement and the Security Documents, free and clear of all Liens whatsoever, except the Liens created by this Agreement and the Security Documents and except to the extent otherwise provided herein and therein, and the Company covenants an agrees to (i) forever warrant and defend the title to the same against the claims of all Persons whatsoever, (ii) execute, acknowledge and deliver to the Purchaser such further assignments, transfers, assurances or other instruments as the Purchaser may reasonably require or request, and (iii) do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Purchaser, to assure and confirm to the Purchaser the security interest in the Collateral contemplated hereby and by the Security Documents, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Agreement and of the Senior Discount Notes secured hereby, according to the intent and purposes herein expressed. This Agreement and the Security Documents will create in favor of the Holders a direct and valid first priority Lien (the "Securityholder Lien") on the property constituting the Collateral, as set forth herein and therein; provided, however, that the Holders' Lien shall be subject to a priority Lien of any lender with respect to any Liens created in connection with the Incurrence of Senior Indebtedness permitted under Section 7.7(c)(iv) and Liens on assets acquired pursuant to
Section 7.7(c)(v) which Liens are created in connection with such purchase.

          (b) The Company will, at its own expense, enter into, register, record and file or rerecord or refile and renew the Security Documents, this Agreement and all amendments or supplements thereto in such manner and in such place or places, if any, as may be required by law in order fully to effectuate, preserve and protect the Securityholder Lien and the Security Documents and to effectuate and preserve the Securityholder Lien and all rights of the Holders in the Collateral.

          (c) The Company shall furnish to the Purchaser as promptly as possible
(i) an opinion of Gray, Cary, Ware & Freidenrich (or other counsel satisfactory to Purchaser), which opinion shall be in form and substance satisfactory to Purchaser, either (A) stating that, in the opinion of such counsel, this Agreement and the assignment of the Collateral other than the Capital Stock of the Gaming Subsidiaries intended to be made by the Security Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Securityholder Lien intended to be created by the Security Documents, or (B) stating that, in the opinion of such counsel, no such action is necessary to make any Securityholder Lien and assignment effective; and (ii).an opinion of Gray, Cary, Ware & Freidenrich (or other counsel satisfactory to Purchaser), which opinion shall be in form and substance satisfactory to Purchaser, either
(A) stating that, in the opinion of such counsel, this Agreement and the assignment of the Collateral constituting the Capital Stock of the Gaming Subsidiaries intended to be made by the Security Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Securityholder Lien intended to be created by the Security Documents, or (B) stating that, in the opinion of such counsel, no such action is necessary to make any Securityholder Lien and assignment effective

          (d) The Company shall be entitled to obtain a full release of all of the Collateral from the Liens of the Security Documents upon payment in full of its obligations the Senior Discount Notes.

          (e) The Holders of a majority in aggregate principal amount of the then outstanding Senior Discount Notes shall have power to institute and to maintain such suits and proceedings as they may deem advisable to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Documents, or this Agreement, and such suits and proceedings as the Holders of a majority in aggregate principal amount of the then outstanding Senior Discount Notes may deem expedient to preserve or protect their interests in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Holders).

          (f) In the event that the opinion of counsel contemplated by Section 11.14(c)(i) hereof is not delivered to the Purchaser on or prior to the Security Date, interest on the Senior Discount Notes will accrue at 2.0% per annum (the "Additional Interest") in excess of the interest rate then in effect commencing on January 1, 1998 (unless Additional Interest is otherwise accruing). In the event that the opinion of counsel contemplated by Section 11.14(c)(ii) hereof is not delivered to the Purchaser on or prior to the Pledge Date, Additional Interest will accrue in excess of the interest rate then in effect commencing on April 1, 1998 (unless Additional Interest is otherwise accruing). In the event that the Mississippi Gaming Commission has not approved issuance and transfer of the Warrants (as set forth in Section 13.15(c) on or prior to December 31, 1997, Additional Interest will accrue in excess of the interest rate then in effect commencing on January 1, 1998 (unless Additional Interest is otherwise accruing). The Company shall pay any accrued and unpaid Additional Interest to the Holders of record (as determined on the fifteenth day of any month during which Additional Interest is accruing) no later than the last Business Day of any month during which Additional Interest is accruing. The Additional Interest shall cease to accrue on any date on which the Company shall deliver to the Purchaser the relevant opinion of counsel contemplated by Section 11.14(c) hereof.


                                  ARTICLE XII
                                INDEMNIFICATION

     12.1 Indemnification; Expenses, Etc.
          ------------------------------

          (a) In addition to any and all obligations of the Company to indemnify the Purchaser hereunder or under the other Transaction Documents, the Company agrees, without limitation as to time, to indemnify and hold harmless the Purchaser, its Affiliates, and the employees, officers, directors, and agents of the Purchaser and its Affiliates (individually, an "Indemnified Party" and, collectively the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees) and expenses (including expenses of investigation) (collectively, "Losses") incurred or suffered by an Indemnified Party (i) in connection with or arising out of any breach of any warranty, or the inaccuracy of any representation, as the case may be, made by the Company, or the failure of the Company to fulfill any agreement or covenant contained in this Agreement or (ii) in connection with any proceeding against the Company or any Indemnified Party brought by any third party arising out of or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, as the case may be, or any action taken in connection herewith or therewith (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated or whether or not any Indemnified Party is a formal party to any proceeding; provided, however, that the Company shall not be
                                --------  -------
liable for any losses resulting from action on the part of any Indemnified Party which is finally determined in such proceeding to be wrongful or which is an act of gross negligence, recklessness, or willful misconduct by such Indemnified Party. The Company agrees promptly to reimburse any Indemnified Party for all such Losses as they are incurred or suffered by such Indemnified Party.

     Except as otherwise provided herein, the Company agrees (for the benefit of the Purchaser) to pay, and to hold the Purchaser harmless from and against, all costs and expenses (including, without limitation, attorneys' fees, expenses and disbursements), if any, incurred in connection with the enforcement against the Company of this Agreement or any other agreement to which the Company is a party or any other agreement or instrument furnished pursuant hereto or thereto, as the case may be, or in connection herewith or therewith in any action in which the Purchaser shall prevail or in any action in which the Purchaser shall in good faith assert any provision of any of the foregoing as a defense.

          (b) If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party shall give prompt notice to the Company of any claim or of the commencement of any proceeding against the Company or any Indemnified Party brought by any third party with respect to which such Indemnified Party seeks indemnification pursuant hereto; provided, however, that the failure so to
                                       --------  -------
notify the Company shall not relieve the Company from any obligation or liability except to the extent the Company is prejudiced by such failure. The Company shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the expense of the Company, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Company shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such claim, litigation or proceeding.

          (c) In addition to any other obligations of the Company to indemnify the Purchaser herein or pursuant to any of the Transaction Documents or any other agreements or documents executed and delivered in connection herewith or therewith, the Company will pay, and will save the Purchaser and each other holder of any of the Securities harmless from liability for the payment of, all expenses arising in connection with such transactions, including, without limitation: (a) all document production and duplication charges and the reasonable fees, charges and expenses of Purchaser's Special Counsel (whether arising before or after the Closing Date), the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or such proposed consent granted; (b) the costs of obtaining a private placement CUSIP number from Standard & Poor's Corporation for the Securities; (c) the costs and expenses, including attorneys' fees, incurred by the Purchaser in enforcing any rights under this Agreement or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or thereby or by reason of the Purchaser's having acquired any of the Securities, including, without limitation, costs and expenses incurred by the Purchaser in any bankruptcy case; (d) the cost of delivering to the Purchaser's principal office, insured to its satisfaction, the Units delivered to the Purchaser hereunder and any Securities delivered to the Purchaser upon any substitution of Securities pursuant to this Agreement or any of the Transaction Documents and of the Purchaser's delivering any Securities, insured to its satisfaction, upon any such substitution; and (e) the reasonable out-of-pocket expenses incurred by the Purchaser in connection with such transactions and any such amendments or waivers.


                                  ARTICLE XIII
                                 MISCELLANEOUS

     13.1 Survival of Representations and Warranties; Severability.  All
          --------------------------------------------------------
representations and warranties contained in this Agreement or the Transaction Documents or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement or the Transaction Documents shall survive, for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, any investigation at any time made by the Purchaser or on the Purchaser's behalf, the purchase of the Units by the Purchaser under this Agreement and any disposition of or payment on the Units. All statements contained in any certificate or other instrument delivered to the Purchaser by or on behalf of the Company pursuant to this Agreement or the Transaction Documents at the Closing shall be deemed representations and warranties of the Company under this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     13.2 Notices, Etc.  Any notice or communication under this Agreement shall
          ------------
be duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

     If to the Company:    Silicon Gaming, Inc.
                           2800 W. Bayshore Road
                           Palo Alto, California 94303
                           Attn: President
                           Fax: (650) 842-9001
                           Tel: (650) 842-9000

     With a copy to:       Gray Cary Ware & Freidenrich,
                            A Professional Corporation
                           400 Hamilton Avenue
                           Palo Alto, California 94301-1825
                           Attn: James M. Koshland, Esq.
                           Fax: (650) 327-3699
                           Tel: (650) 328-6561

     If to the Purchaser:  DDJ Capital Management, LLC
                           141 Linden Street, Suite S-4
                           Wellesley, Massachusetts 02181
                           Attn: General Counsel
                           Fax: (617) 283-8555
                           Tel: (617) 283-8500

     With a copy to:       Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, Massachusetts 02109
                           Attn: Laura Hodges Taylor, P.C.
                           Fax: (617) 570-8150
                           Tel: (617) 570-1536

     The Company or the Purchaser by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to any other Holder shall be mailed by first-class mail to his or her address shown on the register maintained by the Company. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     13.3 Successors and Assigns.  Whenever in this Agreement any of the parties
          ----------------------
hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties. The terms and provisions of this Agreement and the other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of the Purchaser, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Purchaser shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof. In connection therewith, such transferee or assignee may disclose all documents and information which such transferee or assignee now or hereafter may have relating to the Securities, this Agreement, the other Transaction Documents, the Company, any other Persons referred to herein or any of the business of any of the foregoing entities, subject to full compliance with Section 13.9 hereof.

     13.4 Descriptive Headings.  The headings in this Agreement are for purposes
          --------------------
of reference only and shall not limit or otherwise affect the meaning hereof.

     13.5 Satisfaction Requirement.  If any agreement, certificate or other
          ------------------------
writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchaser or to the holders of a specified portion of the principal amount of any class of the Securities, the determination of such satisfaction shall be made by the Purchaser or such holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     13.6 Governing Law.  THIS AGREEMENT AND THE UNITS SHALL BE CONSTRUED AND
          -------------
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

     13.7 Service of Process.  The Company (a) hereby irrevocably submits itself
          ------------------
to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Securities, the other Transaction Documents or the subject matter hereof or thereof brought by the Purchaser or its successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives any offsets or counterclaims in any such action, suit or proceeding (other than compulsory counterclaims). The Company hereby consents to service of process by registered mail at the address to which notices are to be given. The Company agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Purchaser. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions (a) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Company therein described or (b) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Purchaser may at its option
                    --------  -------
bring suit or institute other judicial proceedings against the Company or any of the Company's assets in any state or federal court of the United States or in any country or place where the Company or such assets may be found.

     13.8 Counterparts.  This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     13.9 Disclosure to Other Persons.  The Purchaser agrees to keep
          ---------------------------
confidential any financial information delivered by the Company pursuant to this Agreement (other than information that is publicly available) and such other non-public proprietary information delivered by the Company that is clearly designated in writing to be or otherwise known by the Purchaser to be confidential; provided, however, that nothing herein shall prevent the Purchaser
              --------  -------
from disclosing such information: (a) to any prospective purchaser who agrees in writing to be bound by this Section 13.9, (b) to any Affiliate, director, officer, employee, agent and professional consultant of any prospective purchasers, in its capacity as such or any actual purchaser, participant, assignee, or transferee of such Purchaser's or prospective purchaser's rights under any Unit or any part thereof that agrees in writing to be bound by this
Section 13.9, (c) upon order of any court or administrative agency having jurisdiction over such party, (d) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (e) which has been publicly disclosed through no breach of Purchaser, (f) which has been obtained from any Person that is not a party hereto or an Affiliate of any such party,
(g) in connection with the exercise of any remedy hereunder, (h) to the certified public accountants for the Purchaser or as required in summary financial or descriptive business information disclosed by the Purchaser that is an investment fund as part of its regular reports to its investors or partners, or (i) as otherwise expressly contemplated by this Agreement. In order to permit the Company to remove or limit any order, request or demand or to obtain confidential treatment for any disclosure pursuant to (c) or (d) above, the Purchaser will use reasonable efforts to inform the Company of any such request for disclosure prior to disclosure. Nothing in this Section 13.9 shall be construed to create or give rise to any fiduciary duty on the part of the Purchaser to the Company.

     13.10  No Adverse Interpretation of Other Agreements.  This Agreement may
            ---------------------------------------------
not be used to interpret another agreement, indenture, loan or debt agreement of the Company or any Subsidiary. Any such agreement, indenture, loan or debt agreement may not be used to interpret this Agreement.

     13.11  Waiver of Jury Trial.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY
            --------------------
IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT

TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES, ANY OTHER TRANSACTION DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, THE SECURITIES OR ANY OTHER TRANSACTION DOCUMENTS, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM (I.E., A
--------  -------
CLAIM BY ONE PARTY AGAINST ANOTHER PARTY WHICH IF NOT BROUGHT IN SUCH ACTION WOULD RESULT IN THE PARTY BRINGING SUCH CLAIM BEING FOREVER BARRED FROM BRINGING SUCH CLAIM), THE PARTY BRING SUCH CLAIM SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

     13.12  Merger.  This Agreement and the Senior Discount Notes constitute the
            ------
entire agreement of the Company and the Holders and express the entire understanding of the Company and the Holders with respect to the Senior Discount Notes.

     13.13  Expenses. The Company agrees to pay, on demand, all reasonable out-
            --------
of-pocket expenses incurred by the Holders, including, without limitation, legal and accounting fees, in connection with the collection of amounts upon the occurrence of an Event of Default hereunder, and the revision, protection or enforcement of any of the Holder's rights against the Company under this Agreement and the Senior Discount Notes.

     13.14  Cooperation with Gaming Authorities.  The Purchaser and each Holder
            -----------------------------------
of the Securities agree to cooperate with the Gaming Authorities in connection with the administration of their regulatory jurisdiction over the Company and its Gaming Subsidiaries, including, without limitation, the provision of such documents or other information as may be requested by any such Gaming Authority relating to the Purchaser or any Holder of the Securities, or to the Company or its Gaming Subsidiaries, or to the Transaction Documents.

     13.15  Gaming Laws; Requisite Gaming Approvals.
            ---------------------------------------

          (a) Notwithstanding anything to the contrary therein, the Transaction Documents and the exercise of all rights, powers and remedies thereunder, are subject to all applicable provisions of the Gaming Laws.

          (b) Notwithstanding anything to the contrary contained above or in the Transaction Documents, it is understood and agreed that (i) the pledge of Capital Stock of the Gaming Subsidiaries requires the prior approval of the Gaming Authorities under the Gaming Laws (the "Pledged Securities Requisite Gaming Approvals"), and (ii) to become effective, the Gaming Subsidiaries Stock Restrictions require the approvals described in the definition thereof (the "Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals"). On the Closing Date, the Company and its Gaming Subsidiaries in good faith believe that they will be able to obtain all Pledged Securities Requisite Gaming Approvals and Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals within 180 days after the Closing Date. Notwithstanding anything to the contrary contained above or in the Transaction Documents, unless and until (x) the relevant Pledged Securities Requisite Gaming Approvals have been obtained with respect to the pledge of the Capital Stock of the Gaming Subsidiaries, the pledge of such Capital Stock will not be required, and (y) the relevant Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals have been obtained, the Gaming Subsidiaries Stock Restrictions contained in Section 7.9, 7.17, 7.18 and 8.1 shall not apply or be effective. To the extent the relevant Pledged Securities Requisite Gaming Approvals are obtained with respect to one or more of the Gaming Subsidiaries, the Capital Stock of such entity shall promptly (and in any event within 10 days after obtaining such approvals) be pledged pursuant to the relevant pledge agreement. Furthermore, the Company and its Gaming Subsidiaries agree to use their best efforts to obtain all Pledged Securities Requisite Gaming Approvals and Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals as promptly as possible after the Closing Date.

     (c) Notwithstanding anything to the contrary contained above or in the transaction documents, the holders of the Units may not separate the Common Stock Purchase Warrants from the Senior Discount Notes for the purpose of any transfer of such Common Stock Purchase Warrants until such time as the Mississippi Gaming Commission has issued its approval for the issuance and transfer of the Common Stock Purchase Warrants.

     (d) Notwithstanding anything to the contrary contained in this subparagraph
(b) above or in the Transaction Documents, it is understood and agreed that the provisions of paragraph (b) shall not apply to the Company's subsidiary, Silicon Gaming-Missouri, Inc., its stock, its license (if granted), and the obtaining of the Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals or the Pledged Securities Requisite Gaming Approvals contemplated therein.

     13.16  Nevada Gaming Collateral.  Subject to any release of any Capital
            ------------------------
Stock of Silicon Gaming-Nevada, Inc., pledged pursuant to the relevant pledge agreement and as contemplated by any of the Transaction Documents, the collateral agent shall, to the extent required by the Nevada Gaming Laws, retain possession of all pledged collateral consisting of the Capital Stock of Silicon Gaming-Nevada, Inc., within the State of Nevada at a location designated to the Nevada State Gaming Control Board.

     13.17  Assistance with Gaming Approvals.  The Company and its Gaming
            --------------------------------
Subsidiaries agree to assist the Purchaser and any Holder in obtaining all approvals of any Gaming Authority or other Governmental Body that are required by law, including, without limitation, the Gaming Laws, for or in connection with any action or transaction contemplated by the Transaction Documents and, at the request of any Holder after and during an Event of Default, to prepare, sign and file with the appropriate Gaming Authorities the transferor's portion of any application for consent to the transfer of control thereof necessary or appropriate under the Gaming Laws for approval of any sale or transfer of any applicable pledged collateral consisting of the Capital Stock of the Gaming Subsidiaries pursuant to the exercise of the Holder's remedies hereunder and under the Transaction Documents.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                         SECURITIES PURCHASE AGREEMENT
       UNITS OF SENIOR DISCOUNT NOTES AND COMMON STOCK PURCHASE WARRANTS

                             COMPANY SIGNATURE PAGE

     If this Agreement is satisfactory, please so indicate by signing the applicable attached signature page of this Agreement and delivering such counterpart to the Company whereupon this Agreement will become binding among the parties hereto in accordance with its terms.


                              SILICON GAMING, INC.,
                               a California corporation


                              By: _____________________________________________
                              Name:  Thomas E. Carlson
                              Title: Vice President and Chief Financial Officer

        SECURITIES PURCHASE AGREEMENT FOR UNITS OF SENIOR DISCOUNT NOTES
                       AND COMMON STOCK PURCHASE WARRANTS
                            PURCHASER SIGNATURE PAGE

Accepted and agreed as of the         Aggregate Number and
date first written above:             Purchase Price of Units
                                      to be Purchased:
B III CAPITAL PARTNERS, L.P.,         Number of Units: 300, $25,000,000,
 a Delaware limited partnership
                                      Comprised of:
By: DDJ Capital III, LLC,             Aggregate principal
     its General Partner              amount of Senior Discount Notes
By: DDJ Capital Management, LLC,      to be Purchased: $30,000,000
     its Manager
                                      Aggregate Number of
                                      Shares of Common Stock
                                      Purchase Warrants to
By: ____________________________      be Purchased: 375,000
    Name:
    Title: Member                     Purchase Price: $25,000,000

Address:  c/o DDJ Capital Management, LLC
          Attn: Wendy Schnipper Clayton
          141 Linden Street, Suite 4
          Wellesley, MA 02181

Telephone:  (617) 283-8500
Telecopy:   (617) 283-8555

Nominee (name in which the Units are to be registered, if different than name of Purchaser):

Goldman Sachs & Company FFC: BIII Capital Partners, L.P.
--------------------------------------------------------
       (Nominee's Name)

Tax I.D. Number: __________________

(if acquired in the name of a nominee, the taxpayer I.D.
number of such nominee)

Designated Bank:

_______________________________       __________________________________
Name                                  ABA #

_______________________________       __________________________________
Street Address

_______________________________       __________________________________
Account Number                        Attention

                            [FORM OF NOTE]                             EXHIBIT A
                                                                       ---------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

IN ADDITION, ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN, A SECURITIES PURCHASE AGREEMENT DATED AS OF SEPTEMBER 30, 1997, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. SUCH AGREEMENT, AMONG OTHER THINGS, RESTRICTS THE DETACHMENT OF THIS SENIOR DISCOUNT NOTE FROM THE COMMON STOCK PURCHASE WARRANTS ATTACHED HERETO.

PURSUANT TO PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 RELATING TO ORIGINAL ISSUE DISCOUNT AND TREASURY REGULATIONS PUBLISHED THEREUNDER, THE FOLLOWING INFORMATION IS PROVIDED: (1) THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT IN THE AMOUNT OF $ 269.42 PER $1,000 OF FACE AMOUNT; (2) THE ISSUE PRICE OF THIS SECURITY IS $ 730.58 PER $1,000 FACE AMOUNT; (3) THE ISSUE DATE OF THIS SECURITY IS SEPTEMBER 30, 1997; AND (4) THE YIELD TO MATURITY OF THIS SECURITY IS 16.64 %.

                              SILICON GAMING, INC.
                  SENIOR DISCOUNT NOTE DUE SEPTEMBER 30, 2002

No. 1                                             $30,000,000

     Silicon Gaming, Inc., a California corporation (hereinafter called the "Company", which term includes any successor entity under the Agreement hereinafter referred to), for value received, hereby promises to pay to GOLDMAN SACHS & COMPANY FFC: BIII CAPITAL PARTNERS, L.P., a Delaware limited partnership, or registered assigns, the principal sum of Thirty Million Dollars on September 30, 2002.

Interest Payment Dates:  July 1 and January 1 commencing July 1, 1999
Record Dates:            June 15 and December 15

     Reference is hereby made to the further provisions of this Senior Discount Note set forth on the following five (5) pages, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Senior Discount Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its seal to be affixed hereto or imprinted hereto.

                                   SILICON GAMING, INC.

                                   By: _____________________________________
                                       Name:
                                       Title:

                  Senior Discount Note due September 30, 2002

1.   Interest.  Silicon Gaming, Inc. (the "Company") promises to pay interest on
     --------
the principal amount of this Senior Discount Note at the rate and in the manner specified below. Interest on this Senior Discount Note will accrue at 12.5% per annum from January 1, 1999 until maturity and will be payable semiannually in cash on January 1 and July 1 of each year beginning on July 1, 1999, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"), to the holder of record on the immediately preceding June 15, or December 15, as the case may be. Interest on this Senior Discount Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from January 1, 1999, provided that the first Interest Payment Date shall be July 1, 1999. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 1.5% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. The Company shall also pay interest from time to time after March 31, 1998 at the rate of 2.0% per annum in excess of the interest rate then in effect if the Company shall fail to provide adequate evidence of the grant of a security interest to the Holders. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Accreted Value of this Senior Discount Note shall accrete, for purposes of calculating any Redemption Price or Purchase Price and for all other purposes in determining Accreted Value, in the period during which this Senior Discount Note remains outstanding, at 16.64% per annum from the date hereof until September 30, 2002 on a semi-annual basis compounding on each March 31 and September 30, using a 360-day year comprised of twelve 30-day months, commencing on the date of issuance of this Senior Discount Note, and shall cease to accrete upon payment in full on the earliest of September 30, 2002, any Redemption Date or any Purchase Date.

     2.   Method of Payment.  The Company will pay interest on this Senior
          -----------------
Discount Note (except defaulted interest) to the Person who is the registered Holder of this Senior Discount Note at the close of business on the record date for the next Interest Payment Date even if such Senior Discount Note is canceled after such record date and on or before such Interest Payment Date. Holders must surrender Senior Discount Notes to the Company to collect principal payments on such Senior Discount Notes. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by wire transfer of Federal funds, or interest by check payable in such money, and any such check may be mailed to a Holder's registered address.

     3.   Securities Purchase Agreement.  The Company issued the Senior Discount
          -----------------------------
Notes pursuant to a Securities Purchase Agreement, dated as of September 30, 1997 (the "Agreement"), by and between the Company, as issuer of the Senior Discount Notes, and the Purchaser named therein. The terms of the Senior Discount Notes are those stated in the Agreement and herein. The Senior Discount Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Agreement (all capitalized terms not defined herein shall have the meanings assigned them in the Agreement). The Senior Discount Notes are general obligations of the Company limited to $30,000,000 in aggregate principal amount. Reference is hereby made to the Agreement for a description of the properties and assets in which a security interest has been granted, the nature of the security, the terms and conditions upon which the security interests were granted.

     4.  Redemption Provisions. The Senior Discount Notes will be subject to
         ---------------------
redemption, in whole or from time to time in part (in multiples of $1,000 of principal amount) at the option of the Company at the price per $1,000 principal amount at maturity with respect to any Redemption Date appearing opposite the period in which such Redemption Date occurs, plus any accrued and unpaid interest to the Redemption Date:

                  Period                Price per $1,000 Principal Amount
                  ------                ---------------------------------

                  October 1997                    $833.33
                  November 1997                   $837.19
                  December 1997                   $848.49
                  January 1998                    $859.78
                  February 1998                   $871.08
                  March 1998                      $882.38
                  April 1998                      $894.61
                  May 1998                        $906.85
                  June 1998                       $919.09
                  July 1998                       $931.32
                  August 1998                     $943.56
                  September 1998                  $955.79
                  October 1998                    $969.05
                  November 1998                   $982.30
                  December 1998                   $995.56
                  January 1999                    $997.20
                  February 1999                   $998.84
                  After February 28, 1999       $1,000.00

     Notwithstanding the foregoing, if any Gaming Authority requires that any Purchaser, Holder or beneficial owner of the Senior Discount Notes must be licensed, qualified or found suitable under any Gaming Laws and such Purchaser, Holder or beneficial owner of the Senior Discount Notes fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by any Gaming Authority (or such lesser period that may be required by such Gaming Authority), or, if any Purchaser, Holder or beneficial owner of the Senior Discount Notes is not so licensed, qualified or found suitable, the Purchaser, Holder or beneficial owner of the Senior Discount Notes shall comply with any order by such Gaming Authorities requiring that such Person dispose of any Securities held by it; provide, however, that in the event the Purchaser, Holder or beneficial owner of the Senior Discount Notes does not comply with such order within the required period, the Company shall have the option as its sole remedy with respect to the Senior Discount Notes to call for redemption the Senior Discount Notes held by such Purchaser, Holder or beneficial owner at a price equal to the Accreted Value thereof on the Redemption Date, plus accrued and unpaid interest to the Redemption Date.

     Notwithstanding the foregoing, $5.0 million in aggregate principal amount of Senior Discount Notes originally issued under the Agreement shall be redeemed by the Company on the date which is four years following the date of original issuance thereof, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption, subject to certain conditions set forth in the Agreement.

     In addition, if not previously redeemed, the Senior Discount Notes will be subject to redemption (a "Change of Control Redemption") at the option of the Holders, in whole or in part, at any time within 30 days after the completion of an Offer made as a result of a Change of Control, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Purchase Date, subject to certain conditions set forth in the Agreement.

     In addition, the Senior Discount Notes will be subject to redemption ("Securities Sale Redemption") at the option of the Holders, in whole or in part, following a Securities Sale or a Mezzanine Debt Financing, from the Net Cash Proceeds of such Securities Sale or Mezzanine Debt Financing; provided that an Offer to make a Securities Sale Redemption shall be made by the Company only if, and to the extent that, the aggregate amount of Net Cash Proceeds from all such Securities Sales or Mezzanine Debt Financings occurring on or after the date hereof exceed $40,000,000. In the event of a Securities Sale Redemption, the Senior Discount Notes will be redeemable at a price per $1,000 principal amount equal to the price set forth in Section 4 hereof opposite the period in which the Purchase Date occurs, plus any accrued and unpaid interest to the Purchase Date.

     5.   Mandatory Offers.  (a) Within 10 days after any Change of Control
          ----------------
Trigger Date, any Repayment Trigger Date or any Excess Proceeds Date, the Company shall mail a notice to each Holder stating a number of items as set forth in Section 6.7 of the Agreement.

          (a) Holders may tender all or, subject to Section 8 below, any portion of their Senior Discount Notes in an Offer by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

          (b) Promptly after consummation of an Offer, (i) the Company shall mail to each Holder of Senior Discount Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Senior Discount Notes, (ii) with respect to any tendered Senior Discount Note not accepted for payment in whole or in part, the Company shall return such Senior Discount Note to the Holder thereof, and (iii) with respect to any Senior Discount Note accepted for payment in part, the Company shall authenticate and mail to each such Holder a new Senior Discount Note equal in principal amount to the unpurchased portion of the tendered Senior Discount Note.

          (c) The Company will (i) publicly announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent applicable to any Offer.

     6.   Notice of Redemption or Purchase.  At least 30 days but not more than
          --------------------------------
60 days before any Redemption Date the Company shall mail by first class mail a notice of redemption to each Holder of Senior Discount Notes or portions thereof that are to be redeemed.

     7.   Senior Discount Notes to be Redeemed or Purchased.  The Senior
          -------------------------------------------------
Discount Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Senior Discount Notes held by a Holder are to be redeemed or purchased. On or after any date on which Senior Discount Notes are redeemed or purchased, interest ceases to accrue on the Senior Discount Notes or portions thereof called for redemption or accepted for purchase on such date.

     8.   Denominations, Transfer, Exchange.  The Senior Discount Notes are in
          ---------------------------------
registered form without coupons in denominations of $100,000 and integral multiples thereof (subject to adjustment as provided in the Agreement). The transfer of Senior Discount Notes may be registered and Senior Discount Notes may be exchanged as provided in the Agreement. Holders seeking to transfer or exchange their Senior Discount Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Agreement. The Company need not exchange or register the transfer of any Senior Discount Note or portion of a Senior Discount Note selected for redemption or tendered pursuant to an Offer.

     9.   Persons Deemed Owners.  The registered holder of a Senior Discount
          ---------------------
Note may be treated as its owner for all purposes.

     10.  Amendments and Waivers.
          ----------------------

          (a) Subject to certain exceptions, the Agreement and the Senior Discount Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Discount Notes, and any existing Default or Event of Default or compliance with any provision of the Agreement or the Senior Discount Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Discount Notes.

          (b) Notwithstanding Section 10(a) above, the Company may amend or supplement the Agreement or the Senior Discount Notes without the consent of any Holder to: cure any ambiguity, defect or inconsistency; provide for uncertificated Senior Discount Notes in addition to or in place of certificated Senior Discount Notes; provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article VIII of the Agreement and in which the Company is not the Surviving Person; or make any change that would provide any additional rights or benefits to Holders or not adversely affect the legal rights under the Agreement of any Holder.

          (c) Certain provisions of the Agreement cannot be amended, supplemented or waived without the consent of each Holder of Senior Discount Notes affected.

     11.  Defaults and Remedies.  Events of Default include:  (i) the Company's
          ---------------------
failure to make any payment in respect of (A) the principal of or premium, if any, on the Senior Discount Notes as the same shall become due, whether at maturity, upon acceleration, redemption, or otherwise, or (B) interest on or in respect of any Senior Discount Notes as the same shall become due and such failure shall continue for a period of 15 Business Days; (ii) failure by the Company for 30 days after receipt of notice from the Holders of at least 25% of the outstanding Senior Discount Notes to comply with any other provisions of the Agreement or the Senior Discount Notes; (iii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness now exists, or is created after the date hereof, if (A) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness, and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $1,000,000; (iv) failure by the Company or any of its Subsidiaries to pay final judgments, the uninsured portion of which exceeds $1,000,000, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after the date of entry thereof; (v) if under any Bankruptcy Law, (A) the Company or any Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstayed and in effect for 90 days, that is for relief against the Company or any Subsidiary in an involuntary case, appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the Property of the Company or any Subsidiary, or orders the liquidation of the Company or any Subsidiary; (vi) if the Company by September 30, 1998 has not delivered to the Purchaser both of the opinions of counsel contemplated by Section 11.14(c) of the Agreement; and
(vi) any of the Transactions Documents shall cease for any reason, to be in full force and effect, in any material respect, except as a result of an amendment, waiver or termination thereof as contemplated or permitted hereby, or the Company shall so assert in writing.

     12.  No Recourse Against Others.  No director, officer, employee,
          --------------------------
incorporator or shareholder of the Company shall have any liability for any obligation of the Company under the Agreement or the Senior Discount Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Senior Discount Note waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the Issuance of the Senior Discount Notes.

     13.  Successor Substituted.  Upon the merger, consolidation or other
          ---------------------
business combination involving the Company or upon the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties and assets, the Surviving Person (if other than the Company) resulting from such Disposition shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Agreement with the same effect as if such Surviving Person had been named as the Company in the Agreement.

     14.  Governing Law.  This Senior Discount Note shall be governed by and
          -------------
construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

     15.  CUSIP Numbers.  The Company will use reasonable efforts to cause CUSIP
          -------------
numbers to be printed on the Senior Discount Notes and to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the securities.

     16.  Copies of Agreement.  The Company will furnish to any Holder upon
          -------------------
written request and without charge a copy of the Agreement, which has in it the text of this Senior Discount Note. Requests may be made to: Silicon Gaming, Inc., 2800 W. Bayshore Road, Palo Alto, California 94303, Attn: President.

     17.  Certain Information Obligations.  To the extent permitted by
          -------------------------------
applicable law or regulation, whether or not the Company is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. At any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, the Company shall mail to the Holders, within five days after it would have been required to file the same with the Commission, all information that the Company would have had to provide to the Commission if the Company had been subject to Section 13 or 15(d) of the Exchange Act. Also, at any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, upon the request of a Holder of a Senior Discount Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Senior Discount Note, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

                                ASSIGNMENT FORM

To assign this Senior Discount Note, fill in the form below:

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
    (Please insert social security or other identifying number of assignee)

at _____________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________________________
the within Senior Discount Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ to transfer said Senior Discount Note on the books of the Company. The agent may substitute another to act for him.

Date:________________________


Your Signature:_______________________
                                         (Sign exactly as your name appears on
                                         the other side of this Senior Discount
                                         Note)


                Signature Guarantee: __________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you elect to have this Senior Discount Note purchased by the Company pursuant to Section 7.12 of the Agreement, check the box: [_]

     If you elect to have this Senior Discount Note purchased by the Company pursuant to Section 7.13 of the Agreement, check the box: [_]

     If you elect to have this Senior Discount Note purchased by the Company pursuant to Section 7.18 of the Agreement, check the box: [_]

     If you elect to have only part of this Senior Discount Note purchased by the Company pursuant to Section 7.12, 7.13 or 7.18 of the Agreement, state the amount (multiples of $1,000 only):


$_________________________



Date ______________________   Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Senior
                                              Discount Note)


                Signature Guarantee:  _________________________